EXHIBIT 10.5

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

July 10, 2009

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		2
1.1	“Affiliate”	2
1.2	“Arbitral Tribunal”	2
1.3	“Arbitration Authority”	2
1.4	“Arbitration List”	2
1.5	“Background Technology”	2
1.6	“Biocatalyst”	2
1.7	“Biocatalyst Technology”	2
1.8	“Biofuel Process Technology”	3
1.9	“Biomass”	3
1.10	“Blend”	4
1.11	“Breaching Party”	4
1.12	“[*]”	4
1.13	“[*]”	4
1.14	“[*]”	4
1.15	“Calendar Year”	4
1.16	“Claim Notice”	4
1.17	“Codexis Background Technology”	4
1.18	“Codexis Biocatalyst”	4
1.19	“Codexis-[*] Agreement”	4
1.20	“Codexis Introduced Program Technology”	4
1.21	“Codexis Jointly Invented Research Technology”	4
1.22	“Codexis Research Technology”	4
1.23	“Codexis Screening Technology”	4
1.24	“Codexis Shuffling Technology”	5
1.25	“Codexis Solely Invented Research Technology”	5
1.26	“Commercial Improvements”	5
1.27	“Confidential Information”	5
1.28	“Control”	5
1.29	“Covenanting Party”	6
1.30	“Default Notice”	6
1.31	“Disputing Party”	6
1.32	“[*] Party”	6
1.33	“Environmental Law”	6
1.34	“Fuels Field”	6
1.35	“Hazardous Materials”	6
1.36	“Information”	6
1.37	“IE Background Technology”	6
1.38	“IE Biofuel Process Technology”	6
1.39	“IE Research Technology”	6
1.40	“IE Introduced Program Technology”	6
1.41	“IE Jointly Invented Research Technology”	6

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.42	“IE Solely Invented Research Technology”	6
1.43	“International Trade Laws”	7
1.44	“Introduced Program Technology”	7
1.45	“Jointly Owned Research Technology”	7
1.46	“Losses”	7
1.47	“Lubricant”	7
1.48	“Microbes”	7
1.49	“Non-Breaching Party”	7
1.50	“Notice to Arbitrate”	7
1.51	“Out-Sourcing Party”	7
1.52	“Oversight Committee”	8
1.53	“Patent Committee”	8
1.54	“Patent Rights”	8
1.55	“Permitted Products”	8
1.56	“Program”	8
1.57	“Research Plan”	8
1.58	“Research Technology”	8
1.59	“Research Term”	8
1.60	“Rules”	8
1.61	“Shell Agreements”	8
1.62	“Shell Biofuel Technology”	8
1.63	“Shell Research Technology”	8
1.64	“Shuffling”	9
1.65	“Shuffling Technology”	9
1.66	“Technology”	9
1.67	“Term”	9
1.68	“Third Party”	9
1.69	“Third Party Agreements”	9
1.70	“[*]”	9
ARTICLE 2 PROGRAM ACTIVITIES		9
2.1	Purpose	9
2.2	Oversight Committee	10
2.3	Contributions and Information Sharing	12
2.4	Reports and Materials	14
2.5	Laboratory Facility and Personnel	15
2.6	Efforts	15
2.7	Acknowledgement and Waiver	15
ARTICLE 3 OWNERSHIP OF TECHNOLOGY		16
3.1	Codexis Background and Codexis Introduced Program Technology	16
3.2	IE Background and IE Introduced Program Technology	16
3.3	Codexis Research Technology	16
3.4	IE Research Technology	17
3.5	Shell Research Technology	18
3.6	Jointly Owned Research Technology	18
3.7	Assignments	18

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.8	No Implied License	18
ARTICLE 4 LICENSES; COORDINATION OF AGREEMENTS		19
4.1	To Iogen Energy	19
4.2	To Codexis	21
4.3	To Shell	23
4.4	Restrictions Related to [*]	24
4.5	Grant Back	26
4.6	Codexis as Permitted Third Party	26
4.7	Right of First Negotiation – Biocatalyst Manufacturing	26
4.8	Derivatives of Codexis Program Technology	27
4.9	No Other Rights	29
ARTICLE 5 PAYMENTS		30
5.1	Royalties – Fuels Field	30
5.2	Payments Due Under Third Party Agreements	31
5.3	Mode of Payment	31
5.4	Reporting and Audit Requirements	31
ARTICLE 6 PATENT PROSECUTION AND MAINTENANCE		31
6.1	Notification	31
6.2	Filing, Prosecution and Maintenance of Codexis Research Technology	32
6.3	Filing, Prosecution and Maintenance of IE Research Technology	32
6.4	Filing, Prosecution and Maintenance of Jointly Owned Research Technology	32
6.5	Assistance	34
6.6	Reimbursement of Costs for Filing, Prosecuting and Maintaining Patent Rights	34
6.7	Enforcement of Licensed Patents	34
6.8	Cooperation	35
6.9	Coordination with Shell Agreements	35
ARTICLE 7 CONFIDENTIALITY		35
7.1	Confidentiality Obligations	35
7.2	Harmonization with Licenses	37
7.3	Publicity	37
ARTICLE 8 REPRESENTATIONS AND WARRANTIES		37
8.1	Representations by Codexis	37
8.2	Representations by IE	38
8.3	Representations by Shell	38
8.4	Disclaimer of Warranties	39
ARTICLE 9 INDEMNIFICATION		39
9.1	Employees and Property	39
9.2	Third Parties	39
9.3	IE-Shell Intellectual Property Indemnifications	41
9.4	Environmental	43
9.5	Notification of Claim; Conditions to Indemnification Obligations	44
9.6	Other Indemnification Obligations	45
ARTICLE 10 TERM AND TERMINATION		46

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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10.1	Term	46
10.2	Termination of Research Term At Will	46
10.3	Termination due to Challenge of Patent	46
10.4	Termination Upon Material Breach	47
10.5	Consequences of Expiration or Termination of this Agreement	47
10.6	Consequences of Termination of the Codexis-Shell US License Agreement	48
ARTICLE 11 GENERAL PROVISIONS		50
11.1	Relationship of the Parties	50
11.2	Assignments	51
11.3	Further Actions	51
11.4	International Trade Compliance	51
11.5	Force Majeure	51
11.6	Captions	52
11.7	Rules of Construction	52
11.8	Governing Law	52
11.9	Dispute Resolution; Jurisdiction and Venue	52
11.10	Notices and Deliveries	52
11.11	No Consequential Damages	54
11.12	Entire Agreement	54
11.13	Waiver	55
11.14	Severability	55
11.15	Counterparts	55
11.16	Compliance with Laws	55
11.17	Amendment	55

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

THIS COLLABORATIVE RESEARCH AND LICENSE AGREEMENT, together with schedules attached hereto (this “Agreement”) is entered into and effective as of July 10, 2009 (the “Effective Date”) by and between Codexis, Inc., a Delaware corporation, having a place of business at 200 Penobscot Drive, Redwood City, California 94063, United States of America, (“Codexis”), Iogen Energy Corporation, a corporation existing under the law of Canada, having a place of business at 310 Hunt Club Road East, Ottawa, Ontario K1V 1C1, Canada, (“IE”), Equilon Enterprises LLC dba Shell Oil Products US, a Delaware limited liability company, having a place of business at 910 Louisiana Street, Houston, Texas 77002, (“Shell US”), and Shell Chemicals Canada Limited, a corporation existing under the laws of Canada, having a place of business at 400 - 4th Avenue S.W., P.O. Box 4280, Station ‘C’, Calgary, Alberta T2T 5Z5, Canada (“Shell Canada” and together with Shell US “Shell”). Codexis, IE, Shell US and Shell Canada may each be referred to herein individually as a “Party” or, collectively, as the “Parties.”

RECITALS

WHEREAS, Codexis possesses certain valuable business and/or technical knowledge, information and/or expertise applicable to the enhancement of the performance of certain enzymatically and microbially catalyzed processes applicable to the conversion of Biomass to fuels;

WHEREAS, IE possesses certain valuable business and/or technical knowledge, information and/or expertise applicable to the conversion of Biomass to fuel, biocatalyst technology used therein, and scale-up of such processes and technology;

WHEREAS, Codexis and Shell US, entered into a certain License Agreement, effective as of November 1, 2006, as amended (the “Codexis-Shell US License Agreement”), and a certain Collaborative Research Agreement, effective as of November 1, 2006, as amended (the “Codexis-Shell US Research Agreement”), relating to Codexis developing certain new biocatalytic processes for use in the conversion of Biomass to fuels, fuel additives and lubricants;

WHEREAS, IE, Shell Canada and [*] entered into a certain [*] Agreement, effective as of [*], as amended (the “IE-Shell Canada [*] Agreement”), and a certain [*] Agreement, effective as of [*], as amended (the “IE-Shell Canada [*] Agreement”), relating to [*] conducting research and development in respect of the [*]; and

WHEREAS, Codexis and IE desire to engage in a collaborative effort relating to their respective collaborations with Shell US and Shell Canada pursuant to which the Parties will develop technology relating to the conversion of biomass to ethanol, focusing in particular on development of [*] for the production of ethanol from [*].

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

NOW, THEREFORE, in consideration of the promises and undertakings set forth herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Except as otherwise specifically noted in Schedules 1.63 and 4.4(e), capitalized terms not otherwise defined herein will have the meaning set forth below:

1.1 “Affiliate” means any business entity controlling, controlled by, or under common control with any Party. For the purpose of this Section 1.1 only, “control” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract or otherwise, or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a business entity; provided that, if local law requires a minimum percentage of local ownership, control will be established by direct or indirect beneficial ownership of one hundred percent (100%) of the maximum ownership percentage that may, under such local law, be owned by foreign interests. Notwithstanding anything to the contrary, for purposes of this Agreement, neither IE nor Codexis shall be deemed to be an Affiliate of Shell Canada or Shell US, or any Affiliate of Shell US or Shell Canada.

1.2 “Arbitral Tribunal” has the meaning set forth in Section 2 of Schedule 11.9.

1.3 “Arbitration Authority” has the meaning set forth in Section 1 of Schedule 11.9.

1.4 “Arbitration List” has the meaning set forth in Section 2 of Schedule 11.9.

1.5 “Background Technology” means Technology developed or acquired prior to or apart from the Program by Codexis or IE, as the case may be, that (a) is Technology outside the scope of Biocatalyst Technology, (b) Codexis or IE, as the case may be, has disclosed to the other Party to provide information relating to the Program pursuant to Section 2.3(a)(ii) or Section 2.3(b)(ii), as applicable; and (c) is not Introduced Program Technology.

1.6 “Biocatalyst” means an enzyme or a Microbe that can enzymatically catalyze a particular chemical reaction.

1.7 “Biocatalyst Technology” means any and all Technology pertaining or relating directly to the development, production and use of Biocatalysts, as set forth below:

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a) Microbial strains, enzymes, genes and genetic material, including all samples, compositions, analyses and data relating to such materials;

(b) Genetic and metabolic information, sequence information, information relating to gene expression or metabolic processes, and information relating to biocatalyst performance and the process conditions under which biocatalysts are used;

(c) Shuffling Technology (other than Codexis Shuffling Technology);

(d) Technology for the enzymatic saccharification of pretreated Biomass;

(e) Technology for the fermentation and scale-up of [*] enzyme production systems (other than [*]);

(f) Technology for the fermentation and scale-up of [*], but solely for the purposes of, and to the extent useful in, the fermentation and scale-up of [*] enzyme production systems (other than [*]);

(g) Information regarding the characteristics and properties of pretreated Biomass, including, for example, composition, physical and/or chemical properties, and [*] and [*] for Biocatalysts present in such pretreated Biomass; and

(h) Technology for the production of [*] using Microbes, but solely for the purposes of, and to the extent useful in, the development or use of [*] Microbes.

For the avoidance of doubt, Biocatalyst Technology does not include any Biofuel Process Technology. The Parties each acknowledge and agree that any Technology that would be Biocatalyst Technology under this Section 1.7 and, in addition, would be Biofuel Process Technology under Section 1.8, will be deemed only to be Biocatalyst Technology and will not, for any purpose, be Biofuel Process Technology.

1.8 “Biofuel Process Technology” means any and all Technology pertaining or relating to processes or processing steps for the conversion of [*] to fuels or fuel blending components, including: [*]. For the avoidance of doubt, Biofuel Process Technology does not include any Biocatalyst Technology. The Parties each acknowledge and agree that any Technology that would be Biofuel Process Technology under this Section 1.8 and, in addition, would be Biocatalyst Technology under Section 1.7, will be deemed only to be Biocatalyst Technology and will not, for any purpose, be Biofuel Process Technology.

1.9 “Biomass” means organic, non-fossil, plant-derived matter available on a renewable basis, including, for example, crops and/or trees grown or harvested for use for fuel and/or fuel additive production, agricultural food and feed crops, aquatic plants and, in each case, organic wastes derived from the foregoing, including without limitation municipal wastes (e.g., newspapers). By way of example and not limitation, Biomass

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

includes all grown crop and plant fiber consisting primarily of cellulose, hemicellulose and lignin, such as grass, switchgrass, straw, corn stover, cane residuals, general cereal wastes and wood chips.

1.10 “Blend” means a combination of a specified ratio, or of specified amounts, of particular enzymes. For purposes of clarification, “Blend” does not include any means of producing combinations of particular enzymes simultaneously by a single host organism.

1.11 “Breaching Party” has the meaning set forth in Section 10.5(a).

1.12 “[*]” means any [*] material that was licensed by [*] and [*] (collectively, “[*]”) to Codexis pursuant to that certain [*] Agreement dated [*] (the “Codexis-[*] Agreement”), and any [*], derivative or modification of the foregoing.

1.13 “[*]” means any [*], that Codexis has [*] or has derived from [*], and is identified by Codexis in accordance with Section 4.4(a) as subject to the terms and conditions of Section 4.4(b) – Section 4.4(h), together with any [*] thereof.

1.14 “[*]” means any [*] that Codexis has [*] or has derived from [*], and is identified by Codexis in accordance with Section 4.4(a) as subject to the terms and conditions of Section 4.4(b) – Section 4.4(h), together with any [*] thereof.

1.15 “Calendar Year” means each respective period commencing on January 1 and ending December 31 of the relevant year.

1.16 “Claim Notice” has the meaning set forth in Section 9.5.

1.17 “Codexis Background Technology” means Background Technology Controlled by Codexis.

1.18 “Codexis Biocatalyst” has the meaning set forth in Section 4.8(a).

1.19 “Codexis-[*] Agreement” has the meaning set forth in Section 1.12.

1.20 “Codexis Introduced Program Technology” means Introduced Program Technology Controlled by Codexis.

1.21 “Codexis Jointly Invented Research Technology” has the meaning set forth in Section 3.3(b).

1.22 “Codexis Research Technology” has the meaning set forth in Section 3.3.

1.23 “Codexis Screening Technology” means (a) Technology Controlled by Codexis relating to particular assays used to evaluate the function of Biocatalysts developed under the Program, (b) Information regarding specific genetic modifications

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

to Biocatalysts and/or (c) other Information that Codexis identifies in writing as Codexis Screening Technology, that in each of (a), (b) and (c) Codexis discloses for use in the Program in accordance with Section 2.3(a)(ii). For the avoidance of doubt, Codexis Screening Technology does not include any Codexis Shuffling Technology. The Parties each acknowledge and agree that any Technology that would be Codexis Screening Technology under this Section 1.23 and, in addition, would be Codexis Shuffling Technology under Section 1.24, will be deemed only to be Codexis Screening Technology and will not, for any purpose, be Codexis Shuffling Technology.

1.24 “Codexis Shuffling Technology” means Shuffling Technology owned or otherwise controlled by Codexis. For the avoidance of doubt, Codexis Shuffling Technology does not include any Codexis Screening Technology. The Parties each acknowledge and agree that any Technology that would be Codexis Shuffling Technology under this Section 1.24 and, in addition, would be Codexis Screening Technology under Section 1.23, will be deemed only to be Codexis Screening Technology and will not, for any purpose, be Codexis Shuffling Technology.

1.25 “Codexis Solely Invented Research Technology” has the meaning set forth in Section 3.3(a).

1.26 “Commercial Improvements” mean any and all improvements made outside of the Program that, during the period beginning on the Effective Date and continuing until, and ending on, the [*] anniversary of the expiration of the Research Term, are (a) licensed to a Third Party by Codexis or its Affiliates, or (b) the subject of a release or covenant not to sue extended by Codexis or its Affiliates to a Third Party, or (c) put into commercial practice by Codexis or its Affiliates, or (d) the subject of a patent application, provisional application, or like filing anywhere in the world filed by Codexis or an Affiliate of Codexis; provided that, with respect to any provisional application, such provisional application is converted into a utility patent application. For purposes of clarification, in the event that a provisional application disclosing an improvement is filed by Codexis or an Affiliate of Codexis during the period described in this Section 1.26, and either (i) converted into a utility patent application after expiration of such period, or (ii) abandoned and, after expiration of such period, re-filed and then converted into a utility patent application, such disclosed improvement will be deemed to be a Commercial Improvement for purposes of this Section 1.26.

1.27 “Confidential Information” means any and all non-public and proprietary Information that is specifically designated as such and that is disclosed by a Party or its Affiliates to any of the other Parties or their respective Affiliates in written or other similar form in connection with this Agreement and that, if orally or visually disclosed, shall be summarized in writing in detail and specifically designated as proprietary and such summary delivered to the receiving Party within thirty (30) days after such disclosure.

1.28 “Control” means, with respect to an item, Information, Patent Right or an intellectual property right, possession of the ability, whether arising by ownership or

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

license or otherwise, to grant a license or sublicense as provided for under this Agreement under such item, Information, Patent Right or intellectual property right without violating the terms of any written agreement with a Third Party.

1.29 “Covenanting Party” has the meaning set forth in Section 4.4(e).

1.30 “Default Notice” has the meaning set forth in Section 10.4.

1.31 “Disputing Party” has the meaning set forth in Section 10.4.

1.32 “[*] Party” has the meaning set forth in Section 4.4(f).

1.33 “Environmental Law” has the meaning set forth in Section 9.4.

1.34 “Fuels Field” means the conversion of (a) Biomass into fermentable sugars, such sugars to be converted into (i) liquid fuel and/or liquid fuel additives and/or (ii) Lubricants, and (b) fermentable sugars derived from Biomass into (i) liquid fuel and/or liquid fuel additives, and/or (ii) Lubricants. For purposes of this Section 1.34 only, (1) “liquid” means a substance that is a liquid at a temperature of twenty-five (25) degrees Celsius under atmospheric pressure, and (2) “fuel additive” means a substance which is added to fuel to modify the characteristics of such fuel, including, for example, biodegradability, combustibility, viscosity, performance and/or emissions profile.

1.35 “Hazardous Materials” has the meaning set forth in Section 9.4.

1.36 “Information” means data, results, evaluations, inventories, Biocatalysts, show-how, know-how, computer chip and programs, processes, machines, biological chemicals, intermediates, trade secrets, techniques, methods, developments, materials, methods of analysis, compositions of matter, copyrights or other information.

1.37 “IE Background Technology” means Background Technology Controlled by IE.

1.38 “IE Biofuel Process Technology” means Biofuel Process Technology Controlled by IE.

1.39 “IE Research Technology” has the meaning set forth in Section 3.4.

1.40 “IE Introduced Program Technology” means Introduced Program Technology Controlled by IE.

1.41 “IE Jointly Invented Research Technology” has the meaning set forth in Section 3.4(b).

1.42 “IE Solely Invented Research Technology” has the meaning set forth in Section 3.4(a).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.43 “International Trade Laws” has the meaning set forth in Section 11.4.

1.44 “Introduced Program Technology” means Technology Controlled by Codexis or IE, as applicable, that such Party developed or acquired prior to or apart from the Program and that such Party uses in the Program, or has disclosed for use in the Program, falling within the scope of:

(a) Biocatalyst Technology; or

(b) Any other Technology that such Party identifies (by providing notice pursuant to Section 11.10) as Introduced Program Technology, or requests (by providing notice pursuant to Section 11.10) the other Party work on and improve within the scope of the Program.

Notwithstanding anything to the contrary in this Agreement, Introduced Program Technology shall not include Codexis Shuffling Technology or IE Biofuel Process Technology.

1.45 “Jointly Owned Research Technology” has the meaning set forth in Section 3.6.

1.46 “Losses” has the meaning set forth in Section 9.1.

1.47 “Lubricant” means materials compounded or blended from ingredients that are used primarily for lubrication of motor vehicles or mobile or stationary machinery or equipment, including engine oils, power steering fluids, transmission fluids, brake fluids, gear oils, shock absorber fluids, industrial fluids, process oils, metalworking oils, cutting oils, electrical oils, hydraulic oils, railroad oils, refrigerator oils, aircraft turbine, aircraft hydraulic and aircraft engine oils, food grade oils, turbine oils, greases and by-products of compound blending such as line wash, line clippings, cut oil and off-specification grease.

1.48 “Microbes” means whole (live or dead) prokaryotic organisms and/or yeasts and/or fungi or extracts thereof. Microbes shall not include land plants, including nonseed plants (Bryophytes, Tracheophytes) such as liverworts, mosses, ferns, and seed plants, such as gymnosperms and angiosperms (monocot and dicots); and/or non-land plants, including Prasinophytes, Chlorophyceae, Trebouxiouphyceae, Ulvophyceae, Chlorokybales, Streptophyta, Klebsormidiales, Zygnematales, Charales, Coleochaetales and Embryophytes.

1.49 “Non-Breaching Party” has the meaning set forth in Section 10.5(a).

1.50 “Notice to Arbitrate” has the meaning set forth in Section 1 of Schedule 11.9.

1.51 “Out-Sourcing Party” has the meaning set forth in Section 4.7(a).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.52 “Oversight Committee” has the meaning set forth in Section 2.2(a).

1.53 “Patent Committee” has the meaning set forth in Section 2.2(a)(viii).

1.54 “Patent Rights” means all patent applications and patents, including provisional applications, whether domestic or foreign, all continuations, continuations-in-part and divisions of such patent applications and of patent applications from which such patents issued, all patents issuing from any of such patent applications, and all renewals, reissues, re-examinations and extensions of any of such patents.

1.55 “Permitted Products” has the meaning set forth in Section 10.6(a).

1.56 “Program” means the program of activities conducted by Codexis and/or IE and/or Shell under the terms of this Agreement during the Research Term, as further described in Research Plans.

1.57 “Research Plan” means a written plan to be agreed upon by the Parties describing activities to be carried out in connection with each project under the Program, which plan may be amended from time to time by agreement between the Parties in accordance with Section 2.2(a)(ii).

1.58 “Research Technology” means Technology developed or acquired by IE, Codexis and/or Shell in carrying out the Program. Notwithstanding anything to the contrary, Research Technology shall not include Codexis Shuffling Technology or IE Biofuel Process Technology.

1.59 “Research Term” has the meaning set forth in Section 10.1(a).

1.60 “Rules” has the meaning set forth in Section 1 of Schedule 11.9.

1.61 “Shell Agreements” means (a) the Codexis-Shell US License Agreement, (b) the Codexis-Shell US Research Agreement, (c) the IE-Shell Canada [*] Agreement, and (d) the IE-Shell Canada [*] Agreement.

1.62 “Shell Biofuel Technology” means any Intellectual Property owned or controlled by Shell Canada and/or its Affiliates, or to which Shell Canada and/or its Affiliates have sub-licensable rights, that Shell Canada, in its sole discretion, chooses to both (a) make available to IE to use in the Development Program and (b) grant IE rights to use in conjunction with the IE Technology pursuant to the terms and conditions of Section [*] of the IE-Shell Canada [*] Agreement, where for purposes of this Section 1.62 the terms “Development Program,” “Affiliates,” “IE Technology” and “Intellectual Property” have the meanings set forth in Schedule 1.62.

1.63 “Shell Research Technology” means Research Technology that is owned by Shell pursuant to Section 3.5.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.64 “Shuffling” means the characterization, development and optimization of genes and proteins for commercial uses through the recombination and/or rearrangement and/or mutation of genetic material for the creation of genetic diversity.

1.65 “Shuffling Technology” means any and all techniques, methodologies, processes, materials and/or instrumentation, including without limitation any and all Patent Rights, know-how, confidential information and materials relating thereto, that, in each case, relates to Shuffling, and generally applicable screening techniques, methodologies, or processes of using the resulting genetic material, enzymes and Microbes to identify potential usefulness of such genetic material, enzymes and Microbes.

1.66 “Technology” means and includes all materials, technology, technical Information, intellectual property, know-how, expertise and trade secrets.

1.67 “Term” has the meaning set forth in Section 10.1(b).

1.68 “Third Party” means any party other than Codexis, IE, Shell US, Shell Canada or any of their respective Affiliates.

1.69 “Third Party Agreements” means the agreements set forth in Schedule 1.69, and which may be updated from time to time. A Party shall additionally schedule any further agreement that limits the rights to, or otherwise imposes obligations on the utilization of, any Technology that a Party desires to disclose as Introduced Program Technology under Section 2.3(a)(iv), 2.3(b)(iv) or 2.3(c)(i), as applicable.

1.70 “[*]” means the species that are listed for [*] and its genetically identical equivalent [*] on the official website of [*], as of the Effective Date, set forth in Schedule 1.70.

ARTICLE 2

PROGRAM ACTIVITIES

2.1 Purpose. The Parties shall conduct the Program during the Research Term. The objective of the Program is to (a) coordinate the activities of Codexis and Shell under the Codexis-Shell US Research Agreement and the activities of IE and Shell under the IE-Shell Canada [*] Agreement, and (b) optimize the benefits to each of Codexis and Shell under the Codexis-Shell US Agreements and the benefits to each of IE and Shell under the IE-Shell Canada Agreements, all in connection with development of biocatalytic processes for use in the conversion of Biomass to fuels, fuel additives and Lubricants.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2 Oversight Committee.

(a) Function. The Parties shall establish an oversight committee (the “Oversight Committee”) having the following duties:

(i) set priorities for the Parties’ performance under the Program;

(ii) review and approve the Research Plans as proposed by the Parties under this Agreement;

(iii) review and evaluate progress under the Research Plans;

(iv) approve modifications to the Research Plans, as appropriate;

(v) review annual objectives for activities to be carried out under each Research Plan by the Parties;

(vi) coordinate, monitor and approve the exchange of Information that relates to the Program, including without limitation the disclosure of Background Technology as further set forth in Section 2.3(d),

(vii) coordinate, monitor and approve the publication of research results obtained from the Program; provided, however, that publication of research results by any Party will be consistent with each Party’s confidentiality obligations under the Shell Agreements; provided, further, that notwithstanding anything to the contrary herein or in the Shell Agreements, each Party shall have the right to disclose research results to the extent necessary for filing any patent application in accordance with each Party’s rights under Article 6;

(viii) review non-confidential summaries of Background Technology that either Codexis or IE, as the case may be, proposes to disclose to the other Party under the Program and, considering the potential benefits to the Program and the risk of contamination to the other Parties, recommend whether such Party’s Background Technology should be disclosed to the other Party under the Program;

(ix) review and approve, for purposes of activities under the terms of this Agreement, the use of Codexis Introduced Program Technology and Codexis Solely Invented Research Technology, and IE Introduced Program Technology and IE Solely Invented Research Technology, such use to be approved by the Party that Controls the Technology;

(x) establish a patent committee consisting of persons knowledgeable in patent law and in the technology areas within the Program (the “Patent Committee”) such Patent Committee to (1) meet (for example, by telephone or in

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

person) at least monthly (unless otherwise agreed by the Parties) for the purposes of discussing and coordinating the filing of patent applications and other related intellectual property matters regarding any invention made during the Research Term in order to maximize the benefit to the Parties and (2) provide recommendations to the Oversight Committee regarding the filing of such applications and other intellectual property matters;

(xi) if applicable, submit disputes or disagreements that it does not resolve within the time provided in Section 2.2(e) to senior executive officers of each Party as designated by each Party, as further described in Section 2.2(e); and

(xii) perform such other functions as appropriate to further the purposes of this Agreement as determined by the Parties, including without limitation, for example, the appointment of subcommittees with unique skills, as appropriate, and the periodic evaluation of performance against goals.

(b) Membership. Codexis, IE and Shell, each shall appoint one (1) person to the Oversight Committee, and shall provide written notice to the other Parties of the names and contact information of such person within fifteen (15) days after the Effective Date. A Party may appoint a temporary or permanent substitute for its member at any time, such substitution to be effective immediately upon providing written notice to the other Parties.

(c) Meetings. The Oversight Committee shall meet, in person, at least once during each four (4) months. During each Calendar Year, the Oversight Committee will meet once in Ottawa, Ontario, Canada, once in Redwood City, California, USA, and once in Houston, Texas, USA, unless mutually agreed otherwise. In addition, unless otherwise agreed by the Parties, the Oversight Committee will meet, telephonically, once per month. Representatives of the Parties, in addition to members of the Oversight Committee, may attend such meetings at the invitation of any Party.

(d) Minutes. The Oversight Committee shall keep accurate written minutes of its deliberations that record all proposed decisions and all actions recommended or taken. Drafts of the minutes shall be delivered to all Oversight Committee members within ten (10) business days after each such meeting. The Party hosting the meeting shall appoint a chairperson for such meeting, and shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited within ten (10) business days after receipt of such draft minutes by each of the Parties and shall be issued in final form only after each Party has provided its respective approval and agreement. A final copy of the minutes of each meeting, after review and modification of any draft version by each of the Parties, shall be issued no later than thirty (30) business days after such meeting.

(e) Decisions. All decisions of the Oversight Committee shall be by unanimous vote or unanimous written consent. If a disagreement among members of the Oversight Committee remains unresolved for more than thirty (30) business days after the

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Oversight Committee first addresses such matter (or such longer period as the Parties may mutually agree), such disagreement shall be submitted to senior executive officers of each Party as designated by each Party in a written notice to the other Parties. These senior executive officers shall meet as soon as practicable and attempt in good faith to resolve the disagreement. Notwithstanding anything to the contrary, the decision of senior executive officers, whether to agree on a course of action or disagree and take no action, will be the final resolution of any disagreement among members of the Oversight Committee regarding a matter within the scope of the duties set forth in Section 2.2(a) above, and no disagreement among such senior executive officers regarding such a matter may be referred to the dispute resolution procedure set forth in Section 11.9.

(f) Expenses. Each Party shall bear any and all costs and expenses of its respective members related to their participation on the Oversight Committee.

2.3 Contributions and Information Sharing.

(a) Codexis.

(i) Codexis Introduced Program Technology. Codexis, in its sole discretion, shall have the right to choose what Technology Controlled by Codexis shall be disclosed for use in the Program and thereby become Codexis Introduced Program Technology; provided that, prior to disclosing for use in the Program any Technology that is developed under the Codexis-Shell US Research Agreement as Codexis Introduced Program Technology, Codexis shall consult with Shell US.

(ii) Codexis Background Technology. Subject to Section 2.3(d) below, Codexis, in its sole discretion, shall have the right to choose what Technology Controlled by Codexis, which is outside the scope of Biocatalyst Technology, shall be disclosed for use in the Program and thereby become Codexis Background Technology. Notwithstanding anything to the contrary, Codexis Background Technology shall not include Codexis Shuffling Technology.

(iii) Use of Codexis Introduced Program and Background Technology. IE and Shell shall not use any Codexis Introduced Program Technology and/or any Codexis Background Technology except as permitted by the terms of this Agreement and, in the case of Shell, by the terms of the Codexis-Shell US Research Agreement and the Codexis-Shell US License Agreement.

(iv) Third Party Agreements. On or before the Effective Date, Codexis shall provide IE and Shell with redacted versions of the Codexis Third Party Agreements set forth on Schedule 1.69. During the Term, Codexis shall promptly provide IE and Shell with redacted versions of any Codexis Third Party Agreements that are added to Schedule 1.69.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Iogen Energy.

(i) IE Introduced Program Technology. IE, in its sole discretion, shall have the right to choose what Technology Controlled by IE shall be disclosed for use in the Program and thereby become IE Introduced Program Technology. Notwithstanding the foregoing, in the event that Shell desires any Shell Biofuels Technology to be disclosed for use in the Program, Shell shall provide written notice thereof to IE and, upon receipt of such notice, IE shall disclose such Shell Biofuels Technology for use in the Program as IE Introduced Program Technology.

(ii) IE Background Technology. Subject to Section 2.3(d) below, IE, in its sole discretion, shall have the right to choose what Technology Controlled by IE, which is outside the scope of Biocatalyst Technology, shall be disclosed for use in the Program and thereby become IE Background Technology.

(iii) Use of IE Introduced Program and Background Technology. Codexis and Shell shall not use any IE Introduced Program Technology and/or any IE Background Technology except as permitted by the terms of this Agreement and, in the case of Shell, by the terms of the IE-Shell Canada [*] Agreement and the IE-Shell Canada [*] Agreement.

(iv) Third Party Agreements. On or before the Effective Date, IE shall provide Codexis and Shell with redacted versions of the IE Third Party Agreements set forth on Schedule 1.69. During the Term, IE shall promptly provide Codexis and Shell with redacted versions of any IE Third Party Agreements that are added to Schedule 1.69.

(c) Shell.

(i) Third Party Agreements. On or before the Effective Date, Shell shall provide and Codexis and IE with redacted versions of the Shell Third Party Agreements set forth on Schedule 1.69. During the Term, Shell shall promptly provide Codexis and IE with redacted versions of any Shell Third Party Agreements that are added to Schedule 1.69.

(d) Disclosure of Background Technology.

(i) Notwithstanding anything to the contrary, each Party, in its sole discretion, shall have the right to choose what portion, if any, of its Background Technology is to be disclosed for use in the Program; provided, however, that, prior to disclosing any Background Technology, the disclosing Party will provide a non-confidential written summary of such Background Technology to the Oversight Committee. The Oversight Committee will determine whether any of the other Parties objects to such disclosure and if, for any reason, any of the other Parties objects to such disclosure, such objected to Background Technology will not be disclosed to the other Parties.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii) The Parties acknowledge that, notwithstanding the procedure set forth in Section 2.3(d)(i), inadvertent and accidental disclosures of Background Technology may occur. In any such event, the Parties receiving Background Technology that such receiving Parties know or learn was inadvertently and accidentally disclosed will commit not to use such Background Technology in any program, including without limitation the Program, or for any commercial or research purpose; provided, however, that such receiving Parties will not be precluded from using any Technology developed independently from such Background Technology. For purposes of this Section 2.3(d)(ii), the phrase “developed independently” means development by employees, consultants or independent contractors of a receiving Party without use of or access to Background Technology of another Party, consistent with the laws of the State of New York, as applied to contracts entered into, and to be performed wholly within, the State of New York, USA. In the event that a disclosing Party believes that another Party has misappropriated Background Technology that such disclosing Party has informed the receiving Party in writing was inadvertently and accidentally disclosed, and elects to seek a remedy for such alleged misappropriation, such disclosing Party will bear the burden of proof to demonstrate that misappropriation actually occurred. In the event that a Party is unable to demonstrate that misappropriation of its Background Technology actually occurred, such Party, within ten (10) days after a finding in favor of the other Party, will reimburse such other Party for [*] of the out-of-pocket costs and expenses in defense of the allegation of misappropriation, including without limitation [*].

(e) Sharing of Information. Each Party shall share and disclose all material Information generated during the Research Term in the performance of the Program, including without limitation Research Technology and improvements and inventions relating to Codexis Introduced Program Technology or IE Introduced Program Technology.

2.4 Reports and Materials.

(a) Reports.

(i) During the Research Term, each Party shall provide to the Oversight Committee:

(1) summary written reports within thirty (30) days after the end of each calendar quarter after the Effective Date, describing such Party’s work and progress, if any, under each Research Plan during the just-ended calendar quarter;

(2) annual executive summaries within thirty (30) days after the end of each Calendar Year during the Research Term for each Research Plan for which work was performed during the just-ended Calendar Year;

(3) a comprehensive written report within thirty (30) days after completion of all work under each Research Plan, describing in detail the work

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

accomplished under such Research Plan and discussing and evaluating the results of such work; and

(4) a comprehensive written report within ninety (90) days after the end of the Research Term, describing in detail the work accomplished under the Program during the Research Term and discussing and evaluating the results of such work.

(ii) Any report delivered to a Party hereunder shall be owned by the delivering Party; provided, however, that all such reports shall be deemed to be Confidential Information of the Parties for purposes of Article 7.

(b) Materials. During the Research Term, each Party shall furnish samples of biochemical, biological or synthetic chemical materials to any of the other Parties that are part of Introduced Program Technology or Research Technology and that are necessary for the other Party to carry out its responsibilities under a Research Plan and, at the time of furnishing any sample, the Party providing such sample shall provide notice thereof to Shell. The transfer of any such materials from a Party to any of the other Parties shall be under the terms set forth on Schedule 2.4(b).

2.5 Laboratory Facility and Personnel. Each Party shall be responsible, at its own cost and expense, for providing suitable laboratory facilities, equipment and personnel for the work to be done by such Party in carrying out the Research Plans. It is understood and agreed that the work to be conducted by a Party under this Agreement may be carried out by its Affiliates and/or independent contractors, as such Party may determine or, in the case of IE, [*], as IE may determine; provided that all such work shall be conducted, and the rights and obligations of the Parties with respect to such work, shall be governed by the terms and conditions set forth in this Agreement.

2.6 Efforts. Each Party shall use commercially reasonable efforts during the Research Term to perform that part of the Program for which such Party is responsible, pursuant to the terms and conditions of this Agreement, and to complete such tasks in compliance with the applicable Research Plan. Notwithstanding the foregoing, nothing in this Agreement shall prevent Codexis or IE from carrying out any research, development or other activity independent of the Program, and such independent activity shall be outside the scope of this Agreement.

2.7 Acknowledgement and Waiver. Shell US acknowledges that work to be conducted by Codexis under this Agreement will be in the Fuels Field. Shell US hereby (a) waives, solely with respect to this Agreement, the requirement under the Codexis-Shell US Research Agreement and the Codexis-Shell US License Agreement, including in particular Sections 3.2 and 9.3 of the Codexis-Shell US Research Agreement, that Codexis act exclusively with Shell US, and conduct research, discovery and development activities, in the Fuels Field only with Shell US and Affiliates of Shell US, and (b) agrees that Codexis will not be in breach of its obligations to Shell US under either the Codexis-Shell US Research Agreement or the Codexis-Shell US License Agreement by reason of

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i) entering into this Agreement and/or (ii) conducting work under the terms of this Agreement, including, without limitation, the grant of rights to IE under Section 4.1.

ARTICLE 3

OWNERSHIP OF TECHNOLOGY

3.1 Codexis Background and Codexis Introduced Program Technology. Subject to the rights expressly granted to IE under the terms and conditions of this Agreement, and subject to the rights expressly granted to Shell US under the terms and conditions of the Codexis-Shell US License Agreement and the Codexis-Shell US Research Agreement, Codexis owns or otherwise controls, and shall own or otherwise control, all right, title and interest in, to and under any and all Codexis Background Technology and Codexis Introduced Program Technology.

3.2 IE Background and IE Introduced Program Technology. Subject to the rights expressly granted to Codexis under the terms and conditions of this Agreement, and subject to the rights expressly granted to Shell Canada under the terms and conditions of the IE-Shell Canada [*] Agreement and the IE-Shell Canada [*] Agreement, IE owns or otherwise controls, and shall own or otherwise control, all right, title and interest in, to and under any and all IE Background Technology and IE Introduced Program Technology.

3.3 Codexis Research Technology.

(a) Codexis solely owns all Research Technology invented by Codexis, or by Codexis and Shell jointly, in either case, whether by an employee(s) or a consultant(s), as determined under U.S. patent law (“Codexis Solely Invented Research Technology”).

(b) Codexis solely owns Research Technology invented by Codexis and IE jointly, either with or without Shell, whether by an employee(s) or a consultant(s) to such Party(ies), as determined under U.S. patent law, in the following categories (“Codexis Jointly Invented Research Technology”):

(i) process Technology for the [*] other than [*];

(ii) genes and enzymes useful in the [*], including without limitation Technology regarding the (1) use of such genes and enzymes and (2) production of such genes and enzymes [*], other than (A) genes and enzymes that originate from [*] and (B) Technology regarding the use of any such gene or enzyme where such Technology does not include a [*] (other than genes or enzymes that originate from [*] and/or [*]);

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii) gene expression and gene expression systems that [*]; provided, however, that if such Technology is applicable to both expression systems that [*], ownership of such Technology shall be governed by [*];

(iv) methods of developing novel [*]; and

(v) genes, enzymes, pathways and Microbes related to [*], including without limitation [*], methods of use, pathway engineering of such [*], engineered genes useful in such [*] and pathways and methods of making and culturing such [*], excluding [*].

(c) Codexis Solely Invented Research Technology and Codexis Jointly Invented Research Technology are collectively referred to as “Codexis Research Technology.”

3.4 IE Research Technology.

(a) IE solely owns all Research Technology invented by IE, or by IE and Shell jointly, in either case, whether by an employee(s) or a consultant(s), as determined under U.S. patent law (“IE Solely Invented Research Technology”).

(b) IE solely owns all Research Technology invented by Codexis and IE jointly, either with or without Shell, whether by an employee(s) or a consultant(s) to such Party(ies), as determined under U.S. patent law, in the following categories (“IE Jointly Invented Research Technology”):

(i) [*] processes or Technology to [*] and the [*] by such process or Technology;

(ii) process Technology for the [*] that are [*];

(iii) process Technology for the production and recovery of [*], including any and all processes relating to [*];

(iv) process Technology for the [*] to the extent such Technology is not covered in any other [*] and [*];

(v) genes and enzymes that (1) originate from [*] and (2) are useful in the [*], including without limitation Technology regarding the (A) use of such genes and enzymes and (B) production of such genes and enzymes in [*];

(vi) Technology regarding the use of any gene or enzyme useful in the [*] of Biomass where such Technology does not include a [*] (other than use of genes or enzymes that originate from [*] and/or [*]);

(vii) gene expression and gene expression systems but only to the extent that such Technology is limited to expression systems that [*];

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(viii) [*]; and

(ix) genes, enzymes, pathways and Microbes related to [*] solely to the extent that such Technology is applicable only to [*], including without limitation [*], methods of use, pathway engineering of such [*], engineered genes useful in such [*] and pathways and methods of making and culturing such [*].

(c) IE Solely Invented Research Technology and IE Jointly Invented Research Technology are collectively referred to as “IE Research Technology.”

3.5 Shell Research Technology. Shell solely owns all Research Technology invented solely by Shell, whether by an employee(s) or a consultant(s), as determined under U.S. patent law.

3.6 Jointly Owned Research Technology. All Research Technology not falling within the scope of Section 3.3, Section 3.4 or Section 3.5 shall be:

(a) jointly owned by Codexis and IE (“Jointly Owned Research Technology”);

(b) deemed Confidential Information hereunder, with no obligation on any Party or Parties to summarize or designate any Jointly Owned Research Technology as confidential, notwithstanding Section 1.27 to the contrary; and

(c) utilized by the Parties only as set forth in Article 4 of this Agreement; provided, however, that nothing herein shall restrict a Party from any use incident to preparation or filing of a patent application as permitted under the terms of Article 6.

3.7 Assignments. As may be reasonably requested, each of the Parties shall sell, assign, deliver, convey, transfer and set over, and hereby sells, assigns, delivers, conveys, transfers and sets over, to another Party or to other Parties such of its right, title and interest in and to any Research Technology as may be necessary to conform the legal title in the same with the ownership set forth in Section 3.3, 3.4 or 3.6.

3.8 No Implied License. No grant of an ownership interest to a Party pursuant to this Article 3 with respect to Research Technology shall be construed as granting that owning Party any additional license under any other Technology controlled by another Party, even if necessary, or desirable, to practice such Research Technology. For the avoidance of doubt, the grant of ownership to Codexis with respect to Codexis Research Technology under Section 3.3 shall not be construed as granting any license or right under any Patent Right or Technology Controlled by IE, and the grant of ownership to IE of IE Research Technology under Section 3.4 shall not be construed as granting any license or right under any Patent Right or Technology Controlled by Codexis.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 4

LICENSES; COORDINATION OF AGREEMENTS

4.1 To Iogen Energy.

(a) Research Activities License. Subject to the terms and conditions of this Agreement, and subject to the terms and conditions of the Codexis Third Party Agreements, Codexis hereby grants to IE a non-exclusive royalty- and payment-free license under (i) Codexis Introduced Program Technology, (ii) Codexis Background Technology, (iii) Codexis Research Technology, and (iv) Jointly Owned Research Technology, in each case, only to conduct research activities under the Program during the Research Term. For purposes of clarification, no right or interest is granted by Codexis to IE under or with respect to Codexis Shuffling Technology.

(b) IE Rights and Obligations in Fuels Field. Each of Codexis, IE, Shell US and Shell Canada hereby acknowledges and agrees that IE’s rights and obligations with respect to the utilization, in the Fuels Field, of any and all Codexis Introduced Program Technology, Codexis Research Technology, Jointly Owned Research Technology and IE Jointly Invented Research Technology, will be governed by the terms and conditions of this Agreement, and the terms and conditions of the IE-Shell Canada [*] Agreement as specified in this Section 4.1(b) below, subject to the terms and conditions of the Codexis Third Party Agreements and the limitations of the Codexis-Shell US Research Agreement and the Codexis-Shell US License Agreement, in all instances, as Codexis disclosed to IE as of the Effective Date; provided, however, that to the extent that there is a specific conflict between a provision of this Agreement and a provision of the Codexis-Shell US Research Agreement or the Codexis-Shell US License Agreement, then the provisions of this Agreement shall prevail.

(i) Codexis Introduced Program Technology and Codexis Research Technology. IE’s rights to utilize any and all Codexis Introduced Program Technology in the Fuels Field, and to utilize any and all Codexis Research Technology in the Fuels Field, will be governed by the IE-Shell Canada [*] Agreement, as follows:

(1) The Codexis Introduced Program Technology and the Codexis Research Technology will be deemed to be Shell Biofuel Technology; and

(2) The license (including the right to sublicense) granted by Shell Canada to IE under the IE-Shell Canada [*] Agreement will apply to such Shell Biofuel Technology, but will be limited to the Fuels Field.

(ii) Jointly Owned Research Technology and IE Jointly Invented Research Technology. IE’s rights to utilize any and all Jointly Owned Research Technology in the Fuels Field, and to utilize any and all IE Jointly Invented Research Technology in the Fuels Field, will be governed by the IE-Shell Canada [*] Agreement, as follows:

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(1) The Jointly Owned Research Technology and the IE Jointly Invented Research Technology will be deemed to be Shell Biofuel Technology; and

(2) The license (including the right to sublicense) granted by Shell Canada to IE under the IE-Shell Canada [*] Agreement will apply to such Shell Biofuel Technology, but will be limited to the Fuels Field.

(iii) IE Solely Invented Research Technology. IE will have the right to freely utilize any and all IE Solely Invented Research Technology, in the Fuels Field, without any payment or royalty obligation to any of the other Parties to this Agreement.

(iv) Commercial Improvements. IE’s rights to utilize any and all Commercial Improvements to any and all Biocatalysts that are derived from Research Technology disclosed to Shell and IE pursuant to Section 4.5 in the Fuels Field will be governed by the IE-Shell Canada [*] Agreement as follows:

(1) such Commercial Improvements will be deemed Shell Biofuel Technology; and

(2) the license (including the right to sublicense) granted by Shell Canada to IE under the IE-Shell Canada [*] Agreement will apply to such Shell Biofuel Technology, but will be limited to the Fuels Field.

(c) IE Rights Outside Fuels Field.

(i) Codexis Research Technology and Codexis Introduced Program Technology. Subject to the terms and conditions of this Agreement, and subject to the terms and conditions of the Codexis Third Party Agreements, Codexis hereby grants to IE and its Affiliates a non-exclusive, royalty- and payment-free license, with the right to grant sublicense rights, under Codexis Research Technology and Codexis Introduced Program Technology, excluding, in each case, any and all Patent Rights within such Technologies, for use outside the Fuels Field solely to the extent that such Codexis Research Technology and such Codexis Introduced Program Technology is necessary to produce and/or to utilize any Biocatalyst developed in the Program and owned or otherwise controlled by IE, other than any Biocatalyst that originated as a Biocatalyst contained within Codexis Introduced Program Technology and/or Codexis Research Technology.

(ii) Jointly Owned Research Technology and IE Research Technology. Subject to the terms and conditions of the Codexis Third Party Agreements, IE will have the right to utilize any and all Jointly Owned Research Technology and IE Research Technology outside the Fuels Field without any payment or royalty obligation to any of the other Parties to this Agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d) Shell Research Technology. Shell Research Technology shall be deemed Shell Biofuel Technology governed by the IE-Shell Canada [*] Agreement.

4.2 To Codexis.

(a) Research Activities License to Codexis. Subject to the terms and conditions of this Agreement, and subject to the terms and conditions of the IE Third Party Agreements, IE hereby grants to Codexis and its Affiliates a non-exclusive royalty- and payment-free license under (i) IE Introduced Program Technology, (ii) IE Background Technology, (iii) IE Research Technology, and (iv) Jointly Owned Research Technology, in each case, only to conduct research activities under the Program during the Research Term.

(b) Codexis Rights and Obligations in Fuels Field. Each of Codexis, IE, Shell US and Shell Canada hereby acknowledges and agrees that Codexis’ rights and obligations with respect to the utilization of any and all IE Jointly Invented Research Technology in the Fuels Field, will be governed by the provisions of this Section 4.2(b).

(i) Subject to the terms and conditions of this Agreement and subject to the terms and conditions of the IE Third Party Agreements, IE hereby grants to Codexis a license limited to the right to grant sublicense rights solely to Shell US and its Affiliates under IE Jointly Invented Research Technology to manufacture, have manufactured, use, sell, offer for sale and import products within the Fuels Field, on a worldwide basis; such limited license neither granting to Codexis, nor permitting Codexis to reserve for Codexis, any right or license to manufacture, have manufactured, use, sell, offer for sale or import any product under any IE Jointly Invented Research Technology, within the Fuels Field, or to otherwise utilize or practice any IE Jointly Invented Research Technology within the Fuels Field. Codexis and Shell US each acknowledge and agree that the sublicense rights received by Shell under this Section 4.2(b)(i) that are the subject of the limited license granted by IE to Codexis pursuant to this Section 4.2(b)(i) under IE Jointly Invented Research Technology shall be deemed to be Program Patent Rights and Program Licensed Technology (as defined in the Codexis-Shell US License Agreement), as applicable.

(ii) Notwithstanding anything in this Agreement to the contrary, IE covenants and agrees not to grant any right or license to Shell, or to an Affiliate of Shell, under IE Jointly Invented Research Technology in the Fuels Field. Insofar as the foregoing covenant not to grant any right or license to Shell, or to an Affiliate of Shell, may be inconsistent with the license(s) granted by IE to Shell Canada under the terms of the IE-Shell Canada [*] Agreement, Shell Canada and IE agree that the provisions of this Section 4.2(b)(ii) shall control.

(iii) Notwithstanding anything in this Agreement to the contrary, in the event that Shell, or an Affiliate of Shell, [*], the limited license granted by IE to Codexis pursuant to Section 4.2(b)(i) will, as of the effective date of such acquisition, be converted automatically, without the requirement of any action by IE,

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Shell or Codexis, to an exclusive license, subject to terms and conditions of the IE Third Party Agreements, the Codexis-Shell US License Agreement and this Agreement. Insofar as the foregoing may be inconsistent with the license(s) granted by IE to Shell Canada under the terms of the IE-Shell Canada [*] Agreement, Shell Canada and IE each acknowledge and agree that the provisions of this Section 4.2(b)(iii) shall control.

(iv) Notwithstanding anything to the contrary in the Codexis-Shell US License Agreement, in the event that Shell or an Affiliate of Shell asserts that no payment is due to Codexis under the terms of the Codexis-Shell US License Agreement, or that the payment due to Codexis is less than the amount calculated under the terms of the Codexis-Shell US License Agreement based on an argument that Codexis does not own or otherwise control IE Jointly Invented Research Technology (exclusive of any other argument, assertion or contention, including but not limited to any argument, assertion or contention made in regard to any dispute concerning whether Technology constitutes IE Jointly Invented Research Technology), Codexis shall have the right, but not the obligation, to terminate the Codexis-Shell US License Agreement.

(v) In the event that IE or an Affiliate of IE asserts that no payment is due to Codexis, or that the payment due to Codexis is less than the amount calculated under the terms of the Codexis-Shell US License Agreement, based on an express argument that Codexis does not own IE Jointly Invented Research Technology (exclusive of any other argument, assertion or contention, including but not limited to any argument, assertion or contention made in regard to any dispute concerning whether Technology constitutes IE Jointly Invented Research Technology), IE agrees to assign, and hereby assigns, to Codexis all Patent Rights in IE Jointly Invented Research Technology, with Codexis’s and IE’s rights to utilize such Patent Rights being subject to the terms and conditions of the IE Third Party Agreements, the Codexis-Shell US License Agreement and this Agreement.

The Parties agree that the terms of Section 4.2(b)(i)-(v) above (A) are intended to ensure that Codexis receives economic benefits from Shell US in respect of IE Jointly Invented Research Technology under the Codexis-Shell US License Agreement, and (B) notwithstanding anything in this Agreement to the contrary, shall not negatively affect the economic benefits to be received by IE from Shell Canada under the terms of the IE-Shell Canada [*] Agreement in respect of IE Jointly Invented Research Technology that is the subject of the limited rights granted by IE to Codexis, as set forth in this Section 4.2(b).

(c) Codexis Rights Outside Fuels Field.

(i) IE Research Technology and IE Introduced Program Technology. Subject to the terms and conditions of this Agreement, and subject to the terms and conditions of the IE Third Party Agreements, IE hereby grants to Codexis and its Affiliates a non-exclusive, royalty- and payment-free license, with the right to grant sublicense rights, under IE Research Technology and IE Introduced Program Technology, excluding, in each case, any and all Patent Rights within such Technologies,

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

for use outside the Fuels Field solely to the extent that such IE Research Technology and such IE Introduced Program Technology is necessary to (A) produce and/or to utilize any Biocatalyst developed in the Program by use of Codexis Shuffling Technology or (B) develop, produce and/or utilize any Biocatalyst that is the subject of a Commercial Improvement that is disclosed to Shell and IE pursuant to Section 4.5.

(ii) IE Jointly Invented Research Technology. Subject to the terms and conditions of this Agreement, and subject to the terms and conditions of the IE Third Party Agreements, IE hereby grants to Codexis and its Affiliates a non-exclusive, royalty- and payment-free license, with the right to grant sublicense rights, under IE Jointly Invented Research Technology with respect to Blends developed in the Program for use outside the Fuels Field.

(iii) Jointly Owned Research Technology and Codexis Research Technology. Subject to the terms and conditions of the IE Third Party Agreements, Codexis will have the right to utilize any and all Jointly Owned Research Technology and Codexis Research Technology outside the Fuels Field without any payment or royalty obligation to any of the other Parties to this Agreement.

4.3 To Shell.

(a) Research Activities License.

(i) Subject to the terms and conditions of this Agreement, and subject to the terms and conditions of the Codexis Third Party Agreements, Codexis hereby grants to Shell and its Affiliates a non-exclusive royalty- and payment-free license under (i) Codexis Introduced Program Technology, (ii) Codexis Background Technology, (iii) Codexis Research Technology, and (iv) Jointly Owned Research Technology, in each case, only to conduct research activities under the Program during the Research Term. For purposes of clarification, no right or interest is granted by Codexis to Shell or any of its Affiliates under or with respect to Codexis Shuffling Technology.

(ii) Subject to the terms and conditions of this Agreement, and subject to the terms and conditions of the IE Third Party Agreements, IE hereby grants to Shell and its Affiliates a non-exclusive license under (i) IE Introduced Program Technology, (ii) IE Background Technology, (iii) IE Research Technology, and (iv) Jointly Owned Research Technology, in each case, only to conduct research activities under the Program during the Research Term.

(b) Shell Rights to Research Technology Controlled by Codexis. Any and all Codexis Research Technology and any and all of Codexis’ interest in Jointly Owned Research Technology shall be deemed licensed to Shell US as Program Patent Rights and Program Licensed Technology under the Codexis-Shell US License Agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) Shell Rights to Research Technology Controlled by IE. Any and all IE Research Technology shall be deemed licensed to Shell Canada as IE Foreground Technology under the IE-Shell Canada [*] Agreement.

4.4 Restrictions Related to [*].

(a) Codexis shall identify in writing any material as a [*], and any [*] as a [*], prior to disclosing such [*] for use in the Program. In the event that Codexis determines, after disclosure of any [*] or any [*] without identifying such [*] or such [*] as a [*] or a [*], that a disclosed [*] or a disclosed [*] should have been identified as a [*] or as a [*], as applicable, Codexis shall provide written notice thereof to IE and Shell and such [*] or [*], as the case may be, shall thereafter be deemed to be [*] or [*], as applicable; provided that any use of any such [*] or any such [*] that does not comply with terms and conditions of Sections 4.4(b) – (h) prior to the date of the notice described in this sentence shall not be a breach of this Agreement.

(b) Each of IE and Shell and their respective Affiliates shall not (i) make any derivative or any modification of any [*], or any [*], or any [*] (including without limitation any [*]) incorporated in any [*], in each case, that is transferred by Codexis, directly or indirectly, to IE or to Shell, or (ii) reverse engineer any [*], or any [*], or any [*] incorporated in any [*], in each case, that is transferred by Codexis, directly or indirectly, to IE or to Shell. In addition, IE and Shell each acknowledges and agrees that, with respect to any [*], any [*], and any [*] (including without limitation any [*]) incorporated into any [*], in each case, that is transferred by Codexis, directly or indirectly, to IE or to Shell, the terms of this Agreement are subordinate to the terms of the Codexis-[*] Agreement disclosed to IE and Shell.

(c) Each and every sublicense agreement entered into by IE, Shell or any of their respective Affiliates that includes (i) any grant of rights relating to any [*], any [*], or any [*] (including without limitation any [*]) incorporated into any [*], in each case, that is transferred by Codexis, directly or indirectly, to IE or to Shell, or (ii) the transfer of any [*], any [*], or any [*] (including without limitation any [*]) incorporated into any [*], in each case, that is transferred by Codexis, directly or indirectly, to IE or to Shell, shall (A) include an express prohibition preventing the (1) making of any derivative or modification of such [*], or such [*] or such [*] incorporated in a [*], or (2) reverse engineering of such [*], or such [*] or such [*], incorporated in a [*], and (B) be subordinate to the terms of the Codexis-[*] Agreement disclosed to IE and Shell.

(d) For purposes of this Section 4.4, “reverse engineering” means the identification, modification, derivatization or other manipulation of genetic material, including for example any gene, portion of any gene, promoter, regulator, inducer, metabolic pathway, metabolomics, trancriptomics, secretion signal, vector, plasmid, protein, compound, or other material.

(e) Notwithstanding anything to the contrary, IE and Shell each hereby covenants and agrees, and shall cause its Affiliates (as defined in Section 1.1) and Third

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Party (as defined in Section 1.68) sublicensees (each, a “Covenanting Party”) to covenant and agree in a written agreement, not to commence, aid, prosecute or cause to be commenced or prosecuted any legal action or other proceeding against [*] or any of its Affiliates (as defined in Schedule 4.4(e)), or any of its or their successors and assigns, licensees, sublicensees, distributors or customers, wherein any Covenanting Party alleges infringement (direct or contributory) or inducement of infringement of any Patent (as defined in Schedule 4.4(e)) claiming any Improvement (as defined in Schedule 4.4(e)) that was made by, or under the authority of, Codexis or any Covenanting Party during the Term (as defined in Schedule 4.4(e)). Codexis covenants and agrees that it will provide written notice to IE and to Shell of the expiration or termination of the Codexis-[*] Agreement promptly after the effective date of such expiration or termination. The assertion of any such Patent by a Covenanting Party against any Affiliate (as defined in Schedule 4.4(e)) of [*] or any licensee, sublicensee, distributor or customer of [*] or any of its Affiliates (as defined in Schedule 4.4(e)) (each of the foregoing, a “[*] Party”) that has not been identified to IE or to Shell, as applicable, by Codexis in writing shall not be deemed to breach the covenant set forth in this Section 4.4(e); provided that the applicable Covenanting Party ceases such assertion, and any and all legal proceedings relating thereto, within fifteen (15) days after written notice from Codexis identifying such Third Party (as defined in Section 1.68) as a [*] Party. Codexis agrees to provide to IE and Shell the identities of any [*] Parties known to Codexis.

(f) IE and Shell each (i) acknowledges and agrees, and shall cause each of their respective Affiliates (as defined in Section 1.1) and Third Party (as defined in Section 1.68) licensees and sublicensees to acknowledge and agree, that [*] is and shall be a third party beneficiary of the covenants set forth in this Section 4.4, and (ii) agrees, and shall cause each of their respective Affiliates (as defined in Section 1.1) and Third Party (as defined in Section 1.68) licensees and sublicensees to agree, (A) not to assign, sell or otherwise transfer any Patent (as defined in Schedule 4.4(e)) covered by the covenants and agreements set forth in this Section 4.4 to a Third Party (as defined in Section 1.68) unless such Third Party agrees to be bound by the covenants and agreements set forth in this Section 4.4, and (B) that any such sale, assignment or transfer in contravention of the requirement set forth in this Section 4.4(f) shall be deemed void and ineffective.

(g) In the event that [*] requests that a copy of this Agreement, or any sublicense agreement entered into by IE or its Affiliates, be provided to an independent law firm pursuant to Section [*] of the Codexis-[*] Agreement, Codexis shall promptly notify IE in writing. Codexis agrees not to use any law firm for this purpose that is objected to by IE that IE identifies in writing within two (2) business days of receipt of such notification from Codexis, provided that in such notice, IE provides a reasonable basis for each such objection.

(h) In the event that Codexis receives notice from [*] that [*] believes that IE or any Affiliate or sublicensee of IE has used or is using any [*] or any [*], in a manner that is inconsistent with the terms of the Codexis-[*] Agreement, Codexis shall

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

promptly notify IE. Thereafter, Codexis and IE shall mutually cooperate to resolve [*] concerns.

4.5 Grant Back. Subject to the terms and conditions of this Agreement, the Codexis Third Party Agreements and the Codexis-Shell US License Agreement, Codexis shall disclose to Shell and IE in writing any material improvement that qualifies as a Commercial Improvement to any and all Biocatalysts that are derived from Research Technology. Codexis shall make such disclosures at Oversight Committee meetings and, in the event that the Oversight Committee is disbanded or ceases to meet as described in Section 2.2(c), at least semi-annually. Codexis and Shell hereby agree that any Commercial Improvement to any such Biocatalysts shall be deemed to be Program Patent Rights and Program Licensed Technology for purposes of the Codexis-Shell US License Agreement; provided that, if any such Commercial Improvement was developed after the term of the Codexis-Shell US Research Agreement, Shell US’s license rights with respect to such Commercial Improvement shall be non-exclusive. Any Biocatalyst subject to the license grant in this Section 4.5 will be deemed to be a Codexis Biocatalyst; provided that the time period set forth in Section 4.8(c)(A) for such Codexis Biocatalyst shall be the [*] year anniversary of the date of disclosure of such Codexis Biocatalyst pursuant to this Section 4.5.

4.6 Codexis as Permitted Third Party. IE shall approve Codexis as a Permitted Third Party (under Section 2.2(d) of the IE-Shell Canada [*] Agreement) to manufacture Biocatalysts developed using IE Background Technology, IE Introduced Program Technology or IE Research Technology (other than Biocatalysts that are derived from Biocatalysts that originated as IE Introduced Program Technology).

4.7 Right of First Negotiation – Biocatalyst Manufacturing.

(a) Codexis Right of First Negotiation. In the event that any Out-Sourcing Party seeks to out-source the manufacture of any particular Biocatalyst introduced into the Program by Codexis or developed during the Research Term using Codexis Shuffling Technology (other than a Biocatalyst that is derived from a Biocatalyst that originated as IE Introduced Program Technology), for use in a facility where Shell or an Affiliate of Shell, individually or collectively, is not [*] in such facility or [*], the Out-Sourcing Party, for a [*] year period following the expiration or termination of the Research Term, shall provide written notice to Codexis and Codexis shall have a right of first negotiation for the manufacture of such particular Biocatalyst, under the terms and conditions of a separate Biocatalyst supply agreement which will be negotiated. For purposes of this Section 4.7(a), “Out-Sourcing Party” shall mean IE or any Affiliate of IE (other than Shell or any Affiliate of Shell), or any Third Party that has been granted license rights, directly or indirectly, from IE or any Affiliate of IE (other than Shell or an Affiliate of Shell). The date of Codexis’ receipt of such written notice from the Out-Sourcing Party will be the start of a ninety (90) day period during which, upon Codexis’ election, the terms and conditions of such supply agreement will be negotiated regarding the Biocatalyst identified in such written notice. If mutually acceptable terms and

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

conditions have not been agreed prior to the end of such ninety (90) day period, the Out-Sourcing Party will be free to negotiate with Third Parties for the manufacture of such particular Biocatalyst, but may not enter into any agreement for such manufacture under terms and conditions that are less favorable to the Out-Sourcing Party than the terms and conditions last offered to Codexis; provided, however, that, for the avoidance of doubt, such terms and conditions will include all business considerations as taken from the Out-Sourcing Party’s perspective.

(b) No Change to Existing Rights. For purposes of clarification, except as expressly set forth in this Section 4.7, nothing in this Agreement is intended to modify Codexis’ rights under Section 2.4 of the Codexis-Shell US License Agreement. In particular, without limiting the generality of the foregoing, in the event that IE or its Affiliates or its licensees, as applicable, desires to outsource the manufacture of a Biocatalyst developed through the use of Codexis Shuffling Technology (other than Biocatalysts that are derived from Biocatalysts that originated as IE Introduced Program Technology) in any facility other than a facility described in Section 4.7(a), Codexis’ rights under Section 2.4 of the Codexis-Shell US License Agreement shall apply with respect to such outsourcing.

(c) Exception. In the event that Shell, or an Affiliate of Shell, [*] either (i) the power to [*], or (ii) the [*], Codexis’ right of first negotiation under Section 4.7(a) will be governed solely by the provisions of Section 2.4 of the Codexis-Shell US License Agreement. Notwithstanding anything to the contrary in the preceding sentence, for so long as Iogen Corporation is a licensee of IE and not [*], the rights of Iogen Corporation and its licensees, other than Shell and Affiliates of Shell, will continue to be governed by the provisions of Section 4.7(a).

4.8 Derivatives of Codexis Program Technology.

(a) IE covenants and agrees that it and its Affiliates, and its and its Affiliates’ licensees (other than Shell and its Affiliates), shall not modify or otherwise create, by use of any recombinant or other directed mutagenesis technology, any derivative of any Biocatalyst that originates from (i) Codexis Introduced Program Technology, (ii) Research Technology developed by use of Codexis Shuffling Technology (other than Biocatalysts that originated from IE), or (iii) IE Introduced Program Technology and/or IE Background Technology incorporated into any [*] or combined with any [*] (a Biocatalyst originating from any of (i), (ii) and (iii) is referred to as a “Codexis Biocatalyst”). For purposes of clarification, the rights of Shell and its Affiliates with respect to modification or creation of any derivative of a Codexis Biocatalyst are governed by Section 9.4 of the Codexis-Shell US Research Agreement and Section 7.3 of the Codexis-Shell US License Agreement. Notwithstanding the first sentence of this Section 4.8(a), in the event that (A) IE or any Affiliate of IE requests (whether such request comes directly from IE or an Affiliate of IE, or from Shell on behalf of IE or an Affiliate of IE) that Codexis modify or otherwise create a derivative of any Codexis Biocatalyst in accordance with the provisions of Section 9.4 of the Codexis-Shell US

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Research Agreement and Section 7.3 of the Codexis-Shell US License Agreement, and (B) Codexis is unwilling or unable to perform such modification or otherwise create such a derivative under terms that are (1) consistent with or below the full time equivalent (FTE) rates Codexis has most recently agreed to charge Shell for comparable work, including without limitation any calendar- and/or inflation-based escalators, and (2) commercially reasonable with respect to the market-based, good faith expectations of IE or any Affiliate of IE regarding resource commitment requirements, including for example FTE person hours and equipment time required, then Codexis shall so notify Shell US, IE or the Affiliate of IE, as applicable, in writing and IE or the Affiliate of IE, as the case may be, may modify or otherwise create the derivative of such Codexis Biocatalyst requested by Shell US, IE or the Affiliate of IE, as applicable; provided, however, that IE or the Affiliate of IE, as the case may be, must modify or otherwise create such derivative using its own, internal resources, and may not engage or otherwise use a Third Party or an independent contractor to modify or otherwise create such derivative; provided further that such modification or creation of derivatives of Codexis Biocatalysts is not inconsistent with the rights, obligations and restrictions set forth in the Codexis Third Party Agreements; provided further that, in the event that Shell or an Affiliate of Shell [*], then the rights of IE and any Affiliate of IE, as the case may be, to modify or create any derivative of any Codexis Biocatalyst will be governed solely by the provisions of Section 9.4 of the Codexis-Shell US Research Agreement and Section 7.3 of the Codexis-Shell US License Agreement as applied to IE and any Affiliate of IE, mutatis mutandis. For purposes of clarification, notwithstanding the above, IE, any Affiliate of IE, and any sublicensee of IE or an Affiliate of IE (other than Shell and its Affiliates) may make derivatives from any Biocatalyst that originated solely from an IE Biocatalyst, including without limitation Biocatalysts jointly developed by IE and Codexis; provided that such Biocatalyst is not incorporated into any [*] or combined with any [*].

(b) In the event that IE modifies or otherwise creates any derivative of any Codexis Biocatalyst in accordance with the terms of Section 4.8(a), IE agrees to grant, and hereby grants to Codexis, subject to the terms and conditions of the IE Third Party Agreements, a license limited to the right to grant sublicense rights solely to Shell US and its Affiliates under intellectual property Controlled by IE directed to such modified or otherwise created Codexis Biocatalyst to manufacture, have manufactured, use, sell, offer for sale and import products within the Fuels Field, on a worldwide basis; such limited license neither granting to Codexis, nor permitting Codexis to reserve for Codexis, any right or license to manufacture, have manufactured, use, sell, offer for sale or import any product under such intellectual property, within the Fuels Field, or to otherwise utilize or practice any such intellectual property within the Fuels Field. Codexis and Shell US each acknowledge and agree that the sublicense rights received by Shell under this Section 4.8(b) that are the subject of the limited license granted by IE to Codexis pursuant to this Section 4.8(b) shall be deemed to be Program Patent Rights and Program Licensed Technology (as defined in the Codexis-Shell US License Agreement), as applicable. In addition, IE agrees that the following terms shall apply to the intellectual property that is the subject of the license granted in this Section 4.8(b): (i) IE covenants and agrees not to grant any right or license to Shell, or to an Affiliate of Shell, under such intellectual

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

property in the Fuels Field, (ii) IE covenants and agrees that, in the event Shell or an Affiliate of Shell [*] either (A) the power to [*], or (B) the [*], IE shall not, itself, utilize such intellectual property to make, use or sell Biocatalysts for any commercial purpose; provided that [*] shall have no impact on the rights of IE with respect to the granting of rights to Third Parties to manufacture, have manufactured, use, sell, offer for sale and import any such Biocatalyst in the Fuels Field in effect immediately prior to [*], and (iii) in the event that IE, or an Affiliate of IE, asserts that no payment is due to Codexis, or that the payment due to Codexis is less than the amount calculated under the terms of the Codexis-Shell US License Agreement based on an express argument that Codexis does not own such intellectual property (exclusive of any other argument, assertion or contention, including but not limited to any argument, assertion or contention made in regard to any dispute concerning whether such intellectual property is properly subject to this section), IE shall assign such intellectual property to Codexis.

(c) Notwithstanding the terms of Section 4.8(a), provided that Shell or an Affiliate of Shell has not [*] either (i) the power to [*], or (ii) the [*], then IE shall have a right, after the later of (A) the [*] year anniversary of the expiration or termination of the Codexis-Shell US Research Agreement and (B) the [*] year anniversary of the Effective Date, to modify or otherwise create derivatives of Codexis Biocatalysts; provided, however, that such modification or creation of derivatives of Codexis Biocatalysts is not inconsistent with the rights, obligations and restrictions set forth in the Codexis Third Party Agreements.

(d) Notwithstanding anything in this Agreement to the contrary, the limitations on IE regarding the modification or creation of any derivative of any Biocatalyst, as set forth in this Section 4.8, shall not reduce IE’s right to modify or create any such derivative to less than the rights enjoyed by an unlicensed Third Party to modify or create any such derivative under Canadian law; provided, however that IE will not use any Codexis Introduced Program Technology, Codexis Background Technology or Research Technology developed by use of Codexis Shuffling Technology that is Codexis Confidential Information; provided further that IE will not use any materials provided by Codexis, directly or indirectly, to IE or any Affiliate of IE; provided further that to the extent that the practice of such derivative or modification requires the use of any Codexis Introduced Program Technology, Codexis Background Technology or Research Technology developed by use of Codexis Shuffling Technology that is the subject of a license grant to IE, IE will not use any such modification or derivative for any commercial purpose without the prior written consent of Codexis.

4.9 No Other Rights. Except as expressly provided in this Agreement, no right, title or interest is granted by any Party to any other Party, by implication or otherwise. Further, all licenses and other rights provided herein are subject and subordinate to any and all prior Third Party Agreements containing terms either overlapping or in conflict therewith.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 5

PAYMENTS

5.1 Royalties – Fuels Field. The Parties acknowledge and agree that the Program to be conducted under the terms of this Agreement is for the purpose of coordinating the activities of, and to optimize the benefits to each of, Codexis, IE and Shell under the Shell Agreements. For purposes of clarification, the economic benefit to be received as a consequence of conducting the Program is as follows:

(a) By Codexis From Shell. Shell shall make payments to Codexis pursuant to and in accordance with the terms of the Codexis-Shell US License Agreement for exercise by Shell, Affiliates of Shell and licensees of Shell, including without limitation IE, Affiliates of IE and sublicensees of IE, of license rights with respect to Codexis Introduced Program Technology, Codexis Research Technology, Jointly Owned Research Technology and IE Jointly Invented Research Technology under the IE-Shell Canada [*] Agreement.

(b) By IE From Shell. Shell shall make payments to IE pursuant to and in accordance with the terms of the IE-Shell Canada [*] Agreement for Shell Canada’s exercise of license rights with respect to IE Solely Invented Research Technology, IE Jointly Invented Research Technology and Jointly Owned Research Technology under that agreement.

(c) By Codexis From IE.

(i) In the event that IE, or its Affiliates or sublicensees, uses IE Jointly Invented Research Technology, but does not use any Codexis Introduced Program Technology or any Codexis Research Technology, in the Fuels Field, IE shall pay to Codexis any and all payments due to Codexis pursuant to Schedule 5.1(c).

(ii) In the event that the Codexis-Shell US License Agreement terminates, and Codexis grants to IE a non-exclusive license under Codexis Introduced Program Technology and Codexis Research Technology, as further described in Section 10.6(a), and IE, or its Affiliates or sublicensees, uses such Codexis Introduced Program Technology, and/or such Codexis Research Technology, in the Fuels Field, IE shall pay to Codexis any and all payments due to Codexis pursuant to Schedule 5.1(c).

(iii) Notwithstanding anything in this Agreement to the contrary, apart from royalties owed under Codexis Third Party Agreements, no more than one royalty payment shall be due Codexis, either directly under this Agreement, or indirectly through the Codexis-Shell US License Agreement, the IE-Shell Canada [*] Agreement, this Agreement and the license grant set forth in Section 10.6(a) of this Agreement, based on the sale or transfer, by IE, its Affiliates and sublicensees, of any product under any Technology licensed directly or indirectly under the Codexis-Shell US

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

License Agreement, the IE-Shell Canada [*] Agreement, this Agreement and the license grant set forth in Section 10.6(a) of this Agreement

5.2 Payments Due Under Third Party Agreements. In the event that any Third Party is due any payment under any Third Party Agreement as a result of the exercise of rights granted to a Party under the terms and conditions of this Agreement, such Party shall be responsible for any and all such payments in accordance with the terms and conditions of such applicable Third Party Agreement.

5.3 Mode of Payment. All payments made pursuant to Schedule 5.1(c) and/or for use of any Technology licensed to Codexis under the Codexis-[*] Agreement are due within thirty (30) days after the end of each calendar quarter. Such payments shall be made by direct wire transfer of United States Dollars in immediately available funds in the requisite amount to such bank account as the other Party may from time to time designate by written notice. Payments will be free and clear of any taxes (and net of any withholding and other taxes imposed on the payee), fees or charges, to the extent applicable. IE’s payment obligations under the Codexis-[*] Agreement shall be limited to those payment obligations disclosed to IE in the redacted Codexis-[*] Agreement.

5.4 Reporting and Audit Requirements. IE shall comply with the reporting requirements and audit rights imposed upon Codexis in the Codex-[*] Agreement with respect to [*] and [*], and upon Shell in the Codexis-Shell US License Agreement, as applicable. Upon notice, IE and Codexis each shall comply with the reporting requirements and audit rights imposed in other Third Party Agreements as may be applicable.

ARTICLE 6

PATENT PROSECUTION AND MAINTENANCE

6.1 Notification; Coordination of Patent Filings. In addition to the responsibilities set forth in Section 2.2(a)(x), the Patent Committee will have responsibility for reviewing inventorship for inventions within the Research Technology, as determined under U.S. patent law, in accordance with the terms of this Article 6. Prior to or upon filing any patent application with respect to any invention within the Research Technology, each Party shall provide written notice to each of the other Parties. Such notice shall include, without limitation, a description of the invention in detail reasonably adequate to characterize such invention and the inventors of such invention. In addition, within thirty (30) days after the end of each calendar quarter, each Party shall provide the other Parties with a report detailing patent applications filed and patent applications that it plans to file in the upcoming calendar quarter, in each case with respect to any Research Technology, in order to permit the Patent Committee to coordinate the filing of patent applications and other related intellectual property matters regarding any invention made during the Research Term in order to maximize the benefit to the Parties.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.2 Filing, Prosecution and Maintenance of Codexis Research Technology.

(a) With respect to any Codexis Research Technology, Codexis shall have the right, but not an obligation, to:

(i) prepare, file and prosecute patent applications covering such Technology;

(ii) respond to oppositions, nullity actions, re-examinations, revocation actions and similar proceedings filed against Patent Rights for such Technology; and

(iii) maintain in force any such Patent Rights, including by filing all necessary papers and paying any required fees.

(b) Without prejudice to the rights of IE or Shell under law, it is understood and agreed that Codexis shall have the right, but not the obligation, to initiate and prosecute oppositions, nullity actions, re-examinations, revocation actions and similar proceedings against Patent Rights owned by Third Parties that may limit the ability of the Parties to exploit any Codexis Research Technology.

6.3 Filing, Prosecution and Maintenance of IE Research Technology.

(a) With respect to any IE Research Technology, IE shall have the right, but not an obligation, to:

(i) prepare, file and prosecute patent applications covering such Technology;

(ii) respond to oppositions, nullity actions, re-examinations, revocation actions and similar proceedings filed against Patent Rights for such Technology; and

(iii) maintain in force any such Patent Rights, including by filing all necessary papers and paying any required fees.

(b) Without prejudice to the rights of Codexis or Shell under law, it is understood and agreed that IE shall have the right, but not the obligation, to initiate and prosecute oppositions, nullity actions, re-examinations, revocation actions and similar proceedings against Patent Rights owned by Third Parties that may limit the ability of the Parties to exploit any IE Research Technology.

6.4 Filing, Prosecution and Maintenance of Jointly Owned Research Technology.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a) With respect to any Jointly Owned Research Technology, IE and Codexis shall, upon the request of either, determine, after consideration of recommendations of the Patent Committee and the Oversight Committee, whether Codexis or IE shall undertake the matters described in this Section 6.4 and, thereafter, such designated Party shall discuss with the other Party and, after such discussion, consider the comments and suggestions of such other Party and undertake the following matters:

(i) prepare, file and prosecute patent applications covering such Jointly Owned Research Technology;

(ii) respond to oppositions, nullity actions, re-examinations, revocation actions and similar proceedings filed against Patent Rights for such Jointly Owned Research Technology; and

(iii) maintain in force any such Patent Rights, including by filing all necessary papers and paying any required fees.

(b) The Party designated by the Parties to undertake work under this Section 6.4 shall use reasonable commercial efforts to conduct the prosecution and, after issuance, to maintain Patent Rights for such Jointly Owned Research Technology, in a reasonable and diligent manner.

(c) Without prejudice to the rights of IE or Codexis under law, it is understood and agreed that Codexis, IE or Shell shall individually have the right, but not the obligation, to initiate and prosecute oppositions, nullity actions, re-examinations, revocation actions and similar proceedings against Patent Rights owned by Third Parties that may limit the ability of the Parties to exploit any Jointly Owned Research Technology. In the event that any Party elects to exercise its rights under this Section 6.4(c), such Party shall provide written notice to the other Parties and shall keep the other Parties advised of the status of the matter not less than semi-annually or as otherwise mutually agreed.

(d) Without prejudice to the rights of IE or Codexis under law, it is understood and agreed that in the event that the Party designated by Codexis and IE to undertake the matters described in this Section 6.4, as set forth in Section 6.4(a), decides not to further prosecute or maintain any Patent Right covering Jointly Owned Research Technology, such designated Party will first notify the other Party and give such other Party the option of prosecuting and maintaining such Patent Right covering Jointly Owned Research Technology. In such a case, the initially designated Party shall make reasonable commercial efforts to provide such notice not less than sixty (60) days in advance of any pending administrative date and the other Party shall exercise such option within thirty (30) days after receipt of notice.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.5 Assistance.

(a) Each of Codexis and Shell shall cooperate fully with, and take all necessary actions reasonably requested by IE in connection with the preparation, prosecution and maintenance of any Patent Right within the IE Research Technology.

(b) Each of IE and Shell shall cooperate fully with, and take all necessary actions reasonably requested by Codexis in connection with the preparation, prosecution and maintenance of any Patent Right within the Codexis Research Technology.

(c) Each of IE, Codexis and Shell shall cooperate fully with, and take all necessary actions reasonably requested by Codexis or IE, as the case may be, in connection with the preparation, prosecution and maintenance of any Patent Right within the scope of Section 6.4.

6.6 Reimbursement of Costs for Filing, Prosecuting and Maintaining Patent Rights.

(a) As between Codexis and IE, Codexis shall pay any and all costs and expenses in connection with the preparation, filing, prosecution and maintenance of Patent Rights within the Codexis Research Technology.

(b) As between Codexis and IE, IE shall pay any and all costs and expenses in connection with the preparation, filing, prosecution and maintenance of Patent Rights within the IE Research Technology.

(c) As between Codexis and IE, Codexis and IE shall jointly and equally pay any and all reasonable costs and expenses in connection with the preparation, filing, prosecution and maintenance of Patent Rights within the Jointly Owned Research Technology.

6.7 Enforcement of Licensed Patents.

(a) In the event that Codexis reasonably believes that any Patent Right within the IE Research Technology is being infringed by a Third Party, Codexis shall promptly notify IE and provide IE with evidence thereof. As between the Parties, IE shall have the sole right to enforce the Patent Rights within the IE Research Technology with respect to such infringement, or to defend any declaratory judgment action with respect thereto, at IE’s cost and expense.

(b) In the event that IE reasonably believes that any Patent Right within the Codexis Research Technology is being infringed by a Third Party, IE shall promptly notify Codexis and provide Codexis with evidence thereof. As between the Parties, Codexis shall have the sole right to enforce the Patent Rights within the Codexis Research Technology with respect to such infringement, or to defend any declaratory judgment action with respect thereto, at Codexis’ cost and expense.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) In the event that IE or Codexis reasonably believes that any Patent Right within the Jointly Owned Research Technology is being infringed by a Third Party, then the knowledgeable Party shall promptly notify the other and provide evidence thereof. The Parties shall discuss and mutually agree upon any actions to be taken to remedy such infringement, or to defend any declaratory judgment action with respect thereto.

6.8 Cooperation. Each Party agrees to cooperate with the other Parties as reasonably requested by such other Parties, at such other Parties’ expense, in connection with the activities undertaken pursuant to this Article 6.

6.9 Coordination with Shell Agreements. The Parties acknowledge and agree that nothing in this Article 6 is intended to modify any of the rights and obligations of any Party under any of the Shell Agreements.

ARTICLE 7

CONFIDENTIALITY

7.1 Confidentiality Obligations. The Parties agree that, during the Term and for ten (10) years thereafter, all Confidential Information disclosed by one Party to the other Party(ies) hereunder shall be received and maintained by the receiving Party and its Affiliates in strict confidence, shall not be used for any purpose other than the purposes expressly permitted by this Agreement, and shall not be disclosed to any Third Party. The obligations of confidentiality and non-use set forth in the first sentence of this Section 7.1 will not apply to any information to the extent that it can be established by the receiving Party that such information:

(a) was already known to the receiving Party or its Affiliates at the time of disclosure without restriction as to confidentiality or use, as evidenced by records of the receiving Party and its Affiliates;

(b) was generally available to the public or was otherwise part of the public domain at the time of its disclosure to the receiving Party or its Affiliates;

(c) became generally available to the public or otherwise becomes part of the public domain after its disclosure and other than through any fault of the receiving Party or its Affiliates in breach of this Agreement;

(d) was subsequently lawfully disclosed to the receiving Party or its Affiliates by a Third Party without restriction as to confidentiality or use, and other than in contravention of a confidentiality obligation of such Third Party, whether based on contract or a fiduciary or other similar obligation, to the disclosing Party or its Affiliates; or

(e) is independently developed by employees, consultants and/or independent contractors of the receiving Party or its Affiliates without reliance upon or

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

access to Confidential Information of the disclosing Party or its Affiliates, as evidenced by records of the receiving Party and its Affiliates.

Each Party represents and warrants that it has or will obtain written agreements from each of its employees, consultants and independent contractors who perform work on the Program or otherwise have a need to know the other Party’s Confidential Information, which agreements will obligate such persons to obligations of confidentiality and non-use no less restrictive than those assumed by the Parties herein, and to assign to such Party all inventions made by such persons during the course of performing any tasks associated with the Program. Further, each Party represents and warrants that those of its employees which perform work on the Program or otherwise have a need to know the other Party’s Confidential Information are bound by obligations of confidentiality and non-use to the employer Party. Each Party may disclose Confidential Information of the other Party(ies) to such Party’s Affiliates, provided that any such Affiliate agrees prior to such disclosure to be bound by obligations of confidentiality and non-use no less restrictive than those assumed by such disclosing Party herein.

Notwithstanding the foregoing, a Party may disclose the terms of this Agreement and information relating to the Program in confidence solely on a need-to-know basis to potential or actual collaborators, partners, or licensees (including without limitation potential sublicensees), who prior to disclosure must agree to be bound by obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 7; and/or in confidence to potential or actual investment bankers, advisors (including without limitation financial advisors and accountants), investors, lenders, acquirers, merger partners, or other potential financial or strategic partners, and their attorneys and agents, on a need to know basis; provided, however, that the receiving Party shall remain responsible for any failure by any Third Party who receives Confidential Information pursuant to this Section 7.1 to treat such Confidential Information as required under this Article 7.

Notwithstanding this Article 7, the receiving Party may disclose any Confidential Information of the disclosing Party that the receiving Party is required to disclose under applicable laws or regulations or an order by a court or other regulatory body having competent jurisdiction; provided, however, that except where impracticable, the receiving Party shall give the disclosing Party reasonable advance notice of such disclosure requirement (which shall include a copy of any applicable subpoena or order) and shall afford the disclosing Party a reasonable opportunity to oppose, limit or secure confidential treatment for such required disclosure. In the event of any such required disclosure, the receiving Party shall disclose only that portion of the Confidential Information of the disclosing Party that the receiving Party is legally required to disclose and, in the event a protective order is obtained by the disclosing Party, nothing in this Article 7 shall be construed to authorize the receiving Party to use or disclose any disclosing Party Confidential Information to parties other than such court or regulatory body or beyond the scope of the protective order.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.2 Harmonization with Licenses. The obligations of confidentiality and non-use set forth in this Article 7 shall not be construed as limiting the right of any Party to exercise any license granted it under this Agreement or the Shell Agreements.

7.3 Publicity. Except to the extent required by law or regulation, no Party shall make any public announcements concerning this Agreement or the terms hereof without the prior written consent of the other Parties, and the Parties shall agree on the content and timing of any such public announcement. This Agreement does not give any Party the right to use the trademarks of any other Party.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

8.1 Representations by Codexis. Codexis represents and warrants that, as of the Effective Date: (a) it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement; (b) it is in good standing with all relevant governmental authorities; (c) it has taken all corporate actions necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement; (d) the performance of its obligations under this Agreement, including without limitation, the grant of any rights under the terms of this Agreement, does not conflict with, and will not constitute a default under, any of its charter documents, any agreement, commitment or arrangement with any Third Party, or any court order; and (e) it has provided redacted versions of each of the Codexis Third Party Agreements, and none of the information redacted from any of the Codexis Third Party Agreements is necessary for IE or Shell to comply with obligations under the terms and conditions of (i) this Agreement or (ii) the sublicense requirements under any Codexis Third Party Agreement for which Codexis may grant rights to IE or Shell under this Agreement. In addition, Codexis represents, warrants and covenants that (A) it will provide a redacted version of each of Codexis Third Party Agreements added to Schedule 1.69 after the Effective Date, and none of the information redacted from any of such Codexis Third Party Agreements will be necessary for IE or Shell to comply with obligations under the terms and conditions of (1) this Agreement or (2) the sublicense requirements under any such Codexis Third Party Agreement for which Codexis may grant rights to IE or Shell under this Agreement; (B) as of the date that Codexis discloses any Codexis Introduced Program Technology or Codexis Background Technology for use in the Program, it has the right to make the grants set forth in this Agreement with respect to such Technology; and (C) as of the date that Codexis discloses any Codexis Introduced Program Technology or Codexis Background Technology for use in the Program, it is not aware of, and has not been served with, any suit or action pending in any court against Codexis, alleging patent infringement based on the use of such Codexis Introduced Program Technology or Codexis Background Technology, as the case may be, by Codexis or any Affiliate or licensee of Codexis, and Codexis has not received any communications or notice alleging any such patent infringement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.2 Representations by IE. IE represents and warrants that, as of the Effective Date: (a) it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement; (b) it is in good standing with all relevant governmental authorities; (c) it has taken all corporate actions necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement; (d) the performance of its obligations under this Agreement, including without limitation, the grant of any rights under the terms of this Agreement, does not conflict with, and will not constitute a default under, any of its charter documents, any agreement, commitment or arrangement with any Third Party, or any court order; (e) it has provided redacted versions of each of the IE Third Party Agreements, and none of the information redacted from any of the IE Third Party Agreements is necessary for Codexis or Shell to comply with obligations under the terms and conditions of (i) this Agreement or (ii) the sublicense requirements under any IE Third Party Agreement for which IE may grant rights to Codexis or Shell under this Agreement. In addition, IE represents, warrants and covenants that (A) each employee of Iogen Bio-Products Corporation is under an obligation to (1) assign to Iogen Bio-Products Corporation, or to IE, the entire right, title and interest in, to and under any and all intellectual property generated pursuant to the terms of this Agreement, and (2) maintain, not use and not disclose Confidential Information of Codexis and/or Shell in accordance with terms and conditions no less restrictive than as set forth in Article 7; (B) Iogen Bio-Products Corporation is under an obligation to assign to IE its entire right, title and interest in, to and under any and all intellectual property generated pursuant to the terms of this Agreement, (C) it will provide a redacted version of each of IE Third Party Agreements added to Schedule 1.69 after the Effective Date, and none of the information redacted from any of such IE Third Party Agreements will be necessary for Codexis or Shell to comply with obligations under the terms and conditions of (1) this Agreement or (2) the sublicense requirements under any such IE Third Party Agreement for which IE may grant rights to Codexis or Shell under this Agreement; (D) as of the date that IE discloses any IE Introduced Program Technology or IE Background Technology for use in the Program, it has the right to make the grants set forth in this Agreement with respect to such Technology; and (E) as of the date that IE discloses any IE Introduced Program Technology or IE Background Technology for use in the Program, it is not aware of, and has not been served with, any suit or action pending in any court against IE, alleging patent infringement based on the use of such IE Introduced Program Technology or IE Background Technology, as the case may be, by IE or any Affiliate or licensee of IE, and IE has not received any communications or notice alleging any such patent infringement.

8.3 Representations by Shell. Shell represents and warrants that, as of the Effective Date: (a) it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement; (b) it is in good standing with all relevant governmental authorities; (c) it has taken all corporate actions necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement; (d) the performance of its obligations under this Agreement, including without limitation, the

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

grant of any rights under the terms of this Agreement, does not conflict with, and will not constitute a default under, any of its charter documents, any agreement, commitment or arrangement with any Third Party, or any court order; and (e) it has provided complete, but redacted, versions of each of the Shell Third Party Agreements, and none of the information redacted from any of the Shell Third Party Agreements is necessary for Codexis or IE to comply with obligations under the terms and conditions of (i) this Agreement or (ii) the sublicense requirements under any Shell Third Party Agreement for which Shell may grant rights to Codexis or IE under this Agreement. In addition, Shell represents, warrants and covenants that it will provide a complete, but redacted, version of each of Shell Third Party Agreements added to Schedule 1.69 after the Effective Date, and none of the information redacted from any of such Shell Third Party Agreements will be necessary for Codexis or IE to comply with obligations under the terms and conditions of (A) this Agreement or (B) the sublicense requirements under any such Shell Third Party Agreement for which Shell may grant rights to Codexis or IE under this Agreement.

8.4 Disclaimer of Warranties. EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 8.1, 8.2 AND 8.3, NONE OF THE PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE, NON-INFRINGEMENT, AND ANY OTHER STATUTORY WARRANTY.

ARTICLE 9

INDEMNIFICATION

9.1 Employees and Property. Each Party (each, the “Indemnitor”) shall indemnify, defend and hold the other Parties and their Affiliates and their respective agents, employees, consultants, officers and directors (the “Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including without limitation reasonable attorneys’ fees) (collectively “Losses”), arising from any claims or suits arising from (a) bodily injuries, including without limitation fatal injury or disease, to the Indemnitor’s employees, and (b) damage to tangible, real or personal property of Indemnitor and/or Indemnitor’s employees arising from or in connection with the performance of this Agreement; except, in any such case, for Losses to the extent, and only to the extent, reasonably attributable to the applicable Indemnitee having committed an act or acts of gross negligence, recklessness or willful misconduct.

9.2 Third Parties.

(a) Indemnification by Codexis. Codexis shall indemnify, defend and hold the IE Indemnitees and the Shell Indemnitees harmless from and against any and all Losses arising out of any Third Party claims or suits arising from:

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i) breach by Codexis of any of its representations, warranties or covenants under this Agreement; or

(ii) Codexis’ failure to perform its obligations under this Agreement; or

(iii) any action or non-action by any IE Indemnitees alleged to be inconsistent with any Third Party Agreement listed under the “Codexis” heading on Schedule 1.69, where such action or non-action is not inconsistent with the terms of this Agreement; or

(iv) the negligence or willful misconduct of Codexis or its Affiliates, and its or their directors, officers, agents, employees, sublicensees or consultants.

None of the foregoing indemnification obligations of Codexis shall apply to any Loss to the extent, and only to the extent, such Loss is reasonably attributable to a breach by IE, or by Shell, as applicable, of its representations, warranties or covenants set forth in this Agreement or the IE Indemnitees, or the Shell Indemnitees, as applicable, having committed an act or acts of gross negligence, recklessness or willful misconduct.

(b) Indemnification by IE. IE shall indemnify, defend and hold the Codexis Indemnitees and the Shell Indemnitees harmless from and against any and all Losses arising out of any Third Party claims or suits arising from:

(i) breach by IE of any of its representations, warranties or covenants under this Agreement; or

(ii) IE’s failure to perform its obligations under this Agreement; or

(iii) any action or non-action by any Codexis Indemnitees alleged to be inconsistent with any Third Party Agreement listed under the “IE” heading on Schedule 1.69, where such action or non-action is not inconsistent with the terms of this Agreement; or

(iv) the negligence or willful misconduct of IE or its Affiliates, and its or their directors, officers, agents, employees, sublicensees or consultants.

None of the foregoing indemnification obligations of IE shall apply to any Loss to the extent, and only to the extent, such Loss is reasonably attributable to a breach by Codexis, or by Shell, as applicable, of its representations, warranties or covenants set forth in this Agreement or the Codexis Indemnitees, or the Shell Indemnitees, as applicable, having committed an act or acts of gross negligence, recklessness or willful misconduct.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) Indemnification by Shell. Shell shall indemnify, defend and hold the Codexis Indemnitees and the IE Indemnitees harmless from and against any and all Losses arising out of any Third Party claims or suits arising from:

(i) breach by Shell of any of its representations, warranties or covenants under this Agreement; or

(ii) Shell’s failure to perform its obligations under this Agreement; or

(iii) the negligence or willful misconduct of Shell or its Affiliates, and its or their directors, officers, agents, employees, sublicensees or consultants.

None of the foregoing indemnification obligations of Shell shall apply to any Loss to the extent, and only to the extent, such Loss is reasonably attributable to a breach by Codexis, or by IE, as applicable, of its representations, warranties or covenants set forth in this Agreement or the Codexis Indemnitees, or the IE Indemnitees, as applicable, having committed an act or acts of gross negligence, recklessness or willful misconduct.

9.3 IE-Shell Intellectual Property Indemnifications.

(a) IE Indemnification of Shell. In addition to the foregoing indemnities, IE shall indemnify, defend and hold the Shell Indemnitees harmless from and against any and all Losses arising out of any Third Party claims or suits arising, during the Term, from infringement of intellectual property rights owned or otherwise controlled by such Third Party by the practice of the IE Introduced Program Technology or the IE Solely Invented Research Technology in the Fuels Field pursuant to the terms of this Agreement; provided that IE’s indemnification obligations pursuant to this Section 9.3(a) shall not extend to:

(i) any intellectual property provided to IE or any Affiliate of IE by or on behalf of Codexis or any Affiliate of Codexis, or to improvements made by IE or any Affiliate of IE to such intellectual property; or

(ii) any intellectual property provided to IE or any Affiliate of IE by or on behalf of Shell or any Affiliate of Shell, or to improvements made by IE or any Affiliate of IE to such intellectual property; or

(iii) any infringement arising specifically from the combination by Shell, Codexis and/or any Indemnitees of either or both, of any item of IE Introduced Program Technology or IE Solely Invented Research Technology, with any other Technology, including without limitation other item or items of IE Introduced Program Technology, other IE Solely Invented Research Technology and/or publicly-known Technology;

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

provided, further, that IE’s indemnification obligations pursuant to this Section 9.3(a) shall be limited for any particular Loss to [*] where, for purposes of clarity, such [*] shall not include attorneys’ fees; provided, further, that IE’s indemnification obligations pursuant to this Section 9.3(a) shall be limited for all Losses to [*] where, for purposes of clarity, such [*] shall not include attorneys’ fees. IE and Shell shall cooperate, including by making such disclosures as are mutually considered appropriate, with respect to the intellectual property rights of Third Parties relative to the indemnification set forth in this Section 9.3(a).

None of the foregoing indemnification obligations of IE shall apply to any Loss to the extent, and only to the extent, such Loss is reasonably attributable to a breach by Shell of its representations, warranties or covenants set forth in this Agreement, or the Shell Indemnitees having committed an act or acts of gross negligence, recklessness or willful misconduct.

(b) Shell Indemnification of IE. In addition to the foregoing indemnities, Shell shall indemnify, defend and hold the IE Indemnitees harmless from and against any and all Losses arising out of any Third Party claims or suits arising, during the Term, from infringement of intellectual property rights owned or otherwise controlled by such Third Party by the practice of any Shell Biofuel Technology that Shell directs IE to introduce into the Program in accordance with the last sentence of Section 2.3(b)(i) or the Shell Research Technology, in the Fuels Field, pursuant to the terms of this Agreement; provided that Shell’s indemnification obligations pursuant to this Section 9.3(b) shall not extend to:

(i) any intellectual property provided to Shell or any Affiliate of Shell by or on behalf of Codexis or any Affiliate of Codexis, or to improvements made by Shell or any Affiliate of IE to such intellectual property; or

(ii) any intellectual property provided to Shell or any Affiliate of Shell by or on behalf of IE or any Affiliate of IE, or to improvements made by Shell or any Affiliate of Shell to such intellectual property; or

(iii) any infringement arising specifically from the combination by Shell or any Indemnitees of Shell, of any item of any Shell Biofuel Technology that Shell directs IE to introduce into the Program in accordance with the last sentence of Section 2.3(b)(i) or the Shell Research Technology, with any other Technology, including without limitation other item or items of Shell Biofuel Technology that Shell directs IE to introduce into the Program in accordance with the last sentence of Section 2.3(b)(i) or the Shell Research Technology and/or publicly-known Technology;

provided, further, that Shell’s indemnification obligations pursuant to this Section 9.3(b) shall be limited for any particular Loss to [*] where, for purposes of clarity, such [*] shall not include attorneys’ fees; provided, further, that Shell’s indemnification obligations pursuant to this Section 9.3(b) shall be limited for all Losses to [*] where, for purposes of clarity, such [*] shall not include attorneys’ fees. Shell and IE shall cooperate, including

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

by making such disclosures as are mutually considered appropriate, with respect to the intellectual property rights of Third Parties relative to the indemnification set forth in this Section 9.3(b).

None of the foregoing indemnification obligations of Shell shall apply to any Loss to the extent, and only to the extent, such Loss is reasonably attributable to a breach by IE of its representations, warranties or covenants set forth in this Agreement, or the IE Indemnitees having committed an act or acts of gross negligence, recklessness or willful misconduct.

9.4 Environmental. Notwithstanding any other indemnification obligation in this Agreement, and in addition to any rights that Codexis, IE or Shell may have under relevant federal, state, or local statutory and common laws, Codexis shall fully indemnify, defend and hold IE and its Affiliates and Shell and its Affiliates, IE shall fully indemnify, defend and hold Codexis and its Affiliates and Shell and its Affiliates, and Shell shall fully indemnify, defend and hold Codexis and its Affiliates and IE and its Affiliates, harmless from and against any and all Losses incurred as a result of Environmental Matters relating to the activities under this Agreement; provided, however, that this indemnification shall not apply to the extent any such Losses result from the acts or omissions of personnel of the indemnified Party or its Affiliates which occur at any site of the indemnified Party or the site of any supplier of the indemnified Party. For purposes of this Section 9.4, “Environment Matters” shall mean:

(a) the operation by the indemnifying Party, its Affiliates, sublicensees or subcontractors of any site or facility in a manner that is not in compliance with and in violation of any Environmental Law;

(b) any release of Hazardous Materials into the environment by the indemnifying Party, its Affiliates, sublicensees or subcontractors; or any Hazardous Materials that have been Disposed of at a site of the indemnifying Party or any site of any supplier (other than a Party as supplier) of the indemnifying Party or other site or facility operated by the indemnifying Party, its Affiliates or its subcontractors, as the term Disposed is defined in applicable Environmental Laws;

(c) any failure to obtain or maintain all permits and provide all notices required by Environmental Laws for the lawful operation of any site of the indemnifying Party or any site of any supplier of the indemnifying Party or other facilities or sites operated by the indemnifying Party, its Affiliates, sublicensees or subcontractors; and

(d) any other actual or alleged act or omission relating to the handling or disposal of Hazardous Materials at any site of the indemnifying Party or any site of any supplier (other than a Party as supplier) of the indemnifying Party or the handling or disposal of Hazardous Materials by the indemnifying Party, its Affiliates, sublicensees or subcontractors at any other facility or site.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

For purposes of this Section 9.4, “Environmental Law” shall mean any treaty, law, ordinance, regulation or order of any jurisdiction, relating to environmental matters, including without limitation, but not limited to, matters governing air pollution; water pollution; the use, handling, reporting, release, storage, transport, or disposal of Hazardous Materials as defined herein above; exposure to or discharge of Hazardous Materials; occupational safety and health; and public health.

For purposes of this Section 9.4, “Hazardous Materials” includes, but is not limited to, air contaminant, water pollutant, hazardous material, hazardous waste, hazardous substance, toxic and hazardous substance, medical waste, infectious waste, “chemicals known to the State of California to cause cancer or reproductive toxicity”, asbestos and PCB’s, as such substances are defined under any applicable federal, state or local statute, regulation, rule or ordinance.

Notwithstanding anything in this Section 9.4 to the contrary, the indemnification obligation of IE to Shell and its Affiliates shall not apply to any site or facility operated by IE, or its Affiliates, licensees or subcontractors, on behalf of Shell and its Affiliates, including without limitation the [*] facility proposed for [*] and the facility [*] facility; indemnities as to such facilities will be addressed in other agreements.

9.5 Notification of Claim; Conditions to Indemnification Obligations. The provisions below shall govern a Party’s right to receive indemnification under this Article 9.

(a) The Party seeking indemnification shall promptly provide written notice (each such written notice, a “Claim Notice”) to the Indemnitor as soon as such Party becomes aware of a claim or suit for which indemnification may be sought pursuant hereto (provided that the failure to give a Claim Notice promptly shall not prejudice the rights of the Indemnitees except to the extent that the failure to give such prompt notice materially adversely affects the ability of the Indemnitor to defend the claim or suit).

(b) If the Indemnitor confirms in writing to the indemnified Party its intention to defend such claim or suit within fifteen (15) business days after receipt of the Claim Notice, such Party, and such Party’s Indemnitees, shall permit the Indemnitor to control the defense of such claim or suit, including without limitation the right to select defense counsel; provided that any assumption of the defense of a Third Party claim or suit by the Indemnitor shall not be construed as an acknowledgment that the Indemnitor is liable to indemnify the Party seeking indemnification or any of its Indemnitees in respect of the Third Party claim or suit, nor shall it constitute a waiver by the Indemnitor of any defenses it may assert against the Party seeking indemnification, or any Indemnitee’s claim for indemnification. Upon receipt by the indemnified Party of its intention to defend, the Indemnitor shall not be liable to the indemnified Party or to any of its Indemnitees for any legal expenses subsequently incurred by such indemnified Party or any of its Indemnitees in connection with the analysis, defense or settlement of the Third Party claim or suit, except subsequent to termination of its right to defend as provided in Section 9.5(c)(ii), or with the prior written consent of the Indemnitor. In no

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

event, however, may the Indemnitor compromise or settle any claim or suit in a manner which admits fault or negligence on the part of any Indemnitee, or that otherwise materially affects such Indemnitee’s rights under this Agreement, or requires any payment by an Indemnitee, without the prior written consent of such Indemnitee.

(c) If the Indemnitor fails to (i) provide to the indemnified Party its confirmation in writing of its intention to defend such claim or suit within the fifteen (15) business day period set forth in Section 9.5(b); or (ii) diligently and reasonably defend such suit or claim at any time, its right to defend the claim or suit shall terminate immediately in the case of (i) and otherwise upon twenty (20) days’ written notice to the Indemnitor and the indemnified Party may (A) assume the defense of such claim or suit at the sole expense of the Indemnitor and (B) settle or compromise such claim or suit without the consent of the Indemnitor.

(d) The indemnified Party, and such Party’s Indemnitees, shall reasonably cooperate with the Indemnitor, at the Indemnitor’s cost and expense, in the defense of such claim or suit, and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours by the indemnifying Party to, and reasonable retention by the indemnified Party of, records and information that are reasonably relevant to such Third Party claim or suit and, as reasonably requested by the indemnifying Party, making the indemnified Party and its employees and agents available on a mutually convenient basis to provide additional information and explanation of any records or information provided.

(e) An indemnified Party, acting on behalf of itself and all other Indemnitees, shall have the right, but not the duty, at its sole cost and expense, to participate in, but not control, the defense of any claim or suit hereunder with attorneys of its own selection without relieving the Indemnitor of any of its obligations hereunder.

(f) In the event that it is determined by an arbitrator pursuant to an arbitration conducted in accordance with Schedule 11.9, that the Indemnitor is not obligated to indemnify, defend or hold harmless the indemnified Party or any of its Indemnitees from and against the Third Party claim or suit, the indemnified Party shall reimburse the Indemnitor for any and all costs and expenses (including lawyers’ fees and costs) incurred by the Indemnitor in its defense of the Third Party claim or suit with respect to such indemnified Party. Notwithstanding the foregoing, each of the Parties agrees not to bring any such arbitration proceeding until there has been either (i) a final, non-appealable decision reached by a court with valid jurisdiction or (ii) a binding settlement, in each case, with respect to Losses arising out of any such Third Party claims or suits.

9.6 Other Indemnification Obligations. Notwithstanding anything to the contrary, the provisions of this Article 9 are not intended, and shall not be deemed, to modify the terms and conditions regarding the indemnification obligations, if any, of any

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Party set forth in the Shell Agreements; provided, however, that notwithstanding anything to the contrary in this Agreement, the Codexis-Shell US Research Agreement or the Codexis-Shell US License Agreement, for purposes of Section 10.2(b)(iv) of the Codexis-Shell US Research Agreement and Section 8.1(c) and Section 8.2(e) of the Codexis-Shell US License Agreement, IE will always be deemed to be an Affiliate (as such term is defined in the Codexis-Shell US Research Agreement and the Codexis-Shell US License Agreement, as applicable) of Shell (as such term is defined in the Codexis-Shell US Research Agreement and the Codexis-Shell US License Agreement, as applicable); provided further that, notwithstanding anything to the contrary in this Agreement, the Codexis-Shell US Research Agreement or the Codexis-Shell US License Agreement, Codexis Jointly Invented Research Technology and IE Jointly Invented Research Technology shall not be deemed to be Program Patent Rights or Program Licensed Technology for purposes of Section 8.1(c) of the Codexis-Shell US License Agreement; provided further that, notwithstanding anything to the contrary in this Agreement, the Codexis-Shell US Research Agreement or the Codexis-Shell US License Agreement, Codexis Jointly Invented Research Technology and IE Jointly Invented Research Technology shall not be deemed to be intellectual property for purposes of Section 8.2(e) of the Codexis-Shell US License Agreement.

ARTICLE 10

TERM AND TERMINATION

10.1 Term.

(a) The research term of this Agreement (the “Research Term”) will commence on the Effective Date and, unless earlier terminated in accordance with Section 10.2, shall continue in effect until the earlier of the expiration or termination of (a) this Agreement, (b) the Codexis-Shell US Research Agreement or (c) the IE-Shell Canada [*] Agreement, or successor or replacement thereof.

(b) The term of this Agreement (the “Term”) will commence on the Effective Date and, unless earlier terminated in accordance with Section 10.4, shall continue in effect until the earlier of the expiration or termination of (a) the Codexis-Shell US License Agreement or (b) the IE-Shell Canada [*] Agreement, or successor or replacement thereof.

10.2 Termination of Research Term At Will. Shell, in its sole discretion, may terminate the Research Term at any time upon thirty (30) days prior written notice to Codexis and IE.

10.3 Termination due to Challenge of Patent. In the event that IE challenges in any country the validity of any issued patent that is within the Patent Rights licensed to Codexis under the Codexis-[*] Agreement, the licenses granted by Shell to IE under the IE-Shell Canada [*] Agreement or the IE-Shell Canada [*] Agreement with respect to use of any technology originating from or derived from any [*] and/or any [*], may at

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Codexis’ option, be terminated as to the country of such issued patent, such termination to be effective upon written notice by Codexis to IE and Shell.

10.4 Termination Upon Material Breach. Material failure by a Party to comply with any of its obligations contained herein shall entitle a Party not in default and injured by such material failure to give to a Party in default written notice (a “Default Notice”) specifying the nature of the default in reasonable detail, requiring such defaulting Party to make good or otherwise cure such default, and stating such non-defaulting Party’s intention to terminate this Agreement if such default is not cured. If such default is not cured within sixty (60) days after the date the Default Notice was sent, then such non-defaulting Party shall be entitled, without prejudice to any other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement by written notice of termination to the defaulting Party; provided, however, that if the Party receiving such Default Notice (the “Disputing Party”) has a reasonable basis for disputing that it is in default and such Disputing Party provides written notice thereof to the Party that provided the Default Notice before the expiration of such sixty (60) day cure period, then the Disputing Party shall have the right, prior to the expiration of such sixty (60) day period, to submit such dispute for resolution in accordance with the provisions of Section 11.9; provided further that in the event that as a result of such resolution, the Disputing Party is found to be in default and such default is not cured within forty-five (45) days after the date of such resolution, then the Party that provided the Default Notice shall be entitled, without prejudice to any other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement by written notice of termination to the Disputing Party. A copy of any and all written notices given by any Party to any other Party pursuant to this Section 10.4 shall also be given to the third Party to this Agreement.

10.5 Consequences of Expiration or Termination of this Agreement.

(a) Upon termination of this Agreement by a Party pursuant to Section 10.4 (the terminating Party, the “Non-Breaching Party”): (i) all licenses and other rights granted by the Party in breach (the “Breaching Party”) to the Non-Breaching Party shall remain in full force and effect in accordance with their respective terms, subject to the terms and conditions of this Agreement; (ii) all licenses and other rights granted by the Non-Breaching Party to the Breaching Party shall terminate and be of no further force or effect, except as otherwise expressly set forth in this Section 10.5; and (iii) all other licenses and other rights granted by and among the Parties shall remain in full force and effect in accordance with their respective terms, subject to the terms and conditions of this Agreement.

(b) Upon termination of this Agreement pursuant to Section 10.4, sublicenses granted by the Breaching Party to an Affiliate or to a Third Party, as applicable, pursuant to a license granted by the Non-Breaching Party to the Breaching Party under this Agreement will survive, subject to the restrictions contained in this

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement, but shall be assigned to the Non-Breaching Party; provided that (i) such Affiliate or Third Party sublicensee is not the cause of the breach under Section 10.4, and (ii) such Affiliate or Third Party sublicensee is not in breach of, and continues to fully perform all obligations under, the applicable sublicense agreement(s).

(c) Upon expiration or termination of this Agreement, unless otherwise agreed to in writing by the applicable Parties, each Party will promptly return all records and materials in its possession or control containing or comprising the other Party’s Confidential Information and to which such Party does not expressly retain rights hereunder and that are not required to fulfill its obligations hereunder that continue after such expiration or termination of this Agreement. Notwithstanding anything to the contrary, each Party shall have the right to maintain one (1) copy of such records in its legal department files for archive purposes; provided that such copy is kept pursuant to the surviving confidentiality obligations of this Agreement.

(d) The following articles and sections of this Agreement shall survive its termination or expiration: Articles 1, 3, 4, 5, 6, 7, 9, and 11, and Sections 2.3(d)(ii), 2.7, 8.4 and 10.5. In addition, Section 10.6 shall survive in the event of the (i) expiration of this Agreement, or (ii) termination of this Agreement, other than a termination (A) due to the termination of the IE-Shell Canada [*] Agreement where IE, its Affiliates and sublicensees retain no license rights with respect to any Codexis Introduced Program Technology or Codexis Research Technology, or (B) pursuant to Section 10.4 where IE is the Breaching Party. Termination of this Agreement will have no effect on the rights and licenses granted under the Codexis-Shell US License Agreement and the IE-Shell Canada [*] Agreement.

(e) Termination of this Agreement for any reason shall be without prejudice to (i) the rights and obligations of the Parties set forth in any article or section of this Agreement which provides, by the terms therein, for performance by any of the other Parties subsequent to termination; (ii) the right of each of the Parties to receive all payments accrued under Article 5 prior to the effective date of termination (subject to Section 10.5(a), as applicable), or (iii) any other remedies which a Party may otherwise have.

10.6 Consequences of Termination of the Codexis-Shell US License Agreement.

(a) Rights of IE.

(i) In the event that the Codexis-Shell US License Agreement terminates for any reason other than as a consequence of any action by IE or its Affiliates, Codexis, effective as of the effective date of such termination, will grant, and hereby grants, to IE a non-exclusive, worldwide, royalty-bearing license under the Codexis Research Technology and Codexis Introduced Program Technology in the Fuels Field, under all terms and conditions set forth in the Codexis-Shell US License Agreement, excluding Sections 2.4 and 7.3, and Articles 3 (except Section 3.5), 4 and 6

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of the Codexis-Shell US License Agreement, mutatis mutandis, and consistent with IE’s rights and obligations under this Agreement, for use in the manufacture, use, sale, offer for sale, and import of [*], derivatives of [*], and any [*] that are subject to a specific [*] adopted in the [*], as of the date of such termination, in each case that are derived from Biomass (“Permitted Products”). The right to be granted by Codexis to IE under this Section 10.6(a) will include a right to grant sublicense rights; provided that IE shall have no right to grant any sublicense under the rights granted by Codexis to IE under this Section 10.6(a) to Shell or any Affiliate of Shell; provided further that IE shall have no right to utilize, for itself or any of its successors, for any commercial purpose, the rights granted to IE by Codexis under this Section 10.6(a) in the event that Shell [*] but, for greater clarity, [*] shall have no impact on the rights of IE with respect to the granting of rights to Third Parties under the Codexis Introduced Program Technology and the Codexis Research Technology in the Fuels Field in effect immediately prior to [*]; provided, further, that any such sublicense grant of Codexis Research Technology and Codexis Introduced Program Technology (i) is only a portion of a grant of a technology package that includes IE Biofuel Process Technology necessary for the manufacture, use, sale, offer for sale, and import of one or more Permitted Products, and (ii) would terminate, automatically and without a requirement of further action by IE, if the sublicensee independently exercises the rights granted under such sublicense with respect to Codexis Research Technology or Codexis Introduced Program Technology and not together or in concert with IE Biofuel Process Technology. For purposes of clarification, any sublicense granted by IE under the rights granted by Codexis to IE under this Section 10.6(a) shall include a prohibition against the use of Codexis Research Technology and Codexis Introduced Program Technology unless such Codexis Research Technology and Codexis Introduced Program Technology is used solely for use in direct connection with specific facilities that use IE Biofuel Process Technology for the manufacture, use, sale, offer for sale, and import of one or more Permitted Products; provided, however, IE may grant a sublicense under the rights granted by Codexis to IE under this Section 10.6(a), subject to the provisions of Section 4.7 hereunder and Section 2.4 of the Codexis-Shell US License Agreement as applied to IE and its Affiliates, mutatis mutandis, for the supply of Biocatalysts manufactured by the sublicensee to specific facilities that use IE Biofuel Process Technology for the manufacture, use, sale, offer for sale, and import of one or more Permitted Products, but not for sale of Biocatalysts to Third Parties not using such Biocatalysts together with IE Biofuel Process Technology.

(ii) In the event that, after the date of the termination of the Codexis-Shell US License Agreement as described in Section 10.6(a)(i), Shell or any of its Affiliates retains or acquires rights with respect to any license rights under any of the Codexis Research Technology and/or the Codexis Introduced Program Technology in the Fuels Field, except for rights and obligations under Articles 5, 8 and 10 and Sections 2.3, 3.5, 6.2, 7.3 and 7.4 of the Codexis-Shell US License Agreement, for the production of any product other than a Permitted Product, as of the date of the grant of such license, IE shall have a non-exclusive license right under such Codexis Research Technology and/or such Codexis Introduced Program Technology to produce such product(s) on terms and conditions of the license right granted to Shell or its Affiliates.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii) Notwithstanding anything to the contrary in this Section 10.6(a), in the event that the Codexis-Shell US License Agreement terminates in connection with, or subsequent to, the [*] by Shell, or an Affiliate of Shell, directly or indirectly, of the [*], such termination shall have no impact on the rights of IE under the Codexis Introduced Program Technology and/or the Codexis Research Technology in the Fuels Field in effect immediately prior to such termination.

(iv) Without prejudice to the rights of Codexis or IE under law, termination of the Codexis-Shell US License Agreement shall have no effect on (a) the sublicenses previously granted by or through IE under Introduced Program Technology and Research Technology with respect to (i) any specific operational facility and the products produced at such facility as of the date of such termination, and/or (ii) any specific facility that is under construction and/or that has been permitted for construction or operation by the relevant governmental agency(ies) with respect to the products identified in such permit as of the date of such termination, but excluding in each of (i) and (ii), the production of Biocatalysts for any use other than use in direct connection with such specific facility(ies), and (b) the obligation for IE to make payments to Codexis on behalf of such facilities in accordance with the terms of this Agreement.

(b) Rights of Codexis. In the event that the Codexis-Shell US License Agreement terminates and Shell’s rights after such termination are not modified, altered or different than as set forth in Section 9.4(a) of the Codexis-Shell US License Agreement, IE, effective as of the effective date of such termination, will grant, and hereby grants, to Codexis a non-exclusive license, subject to the terms and conditions of the IE Third Party Agreements, together with a right to grant sublicense rights, under (i) IE Research Technology and IE Introduced Program Technology, excluding, in each case, any and all Patent Rights within such Technologies, for use in the Fuels Field under terms set forth in the IE-Shell Canada [*] Agreement as applied to Codexis, mutatis mutandis, and (ii) IE Jointly Invented Research Technology for use in the Fuels Field, such license to be royalty- and payment-free. In addition, the Parties agree that Codexis may continue to utilize any and all rights granted by IE to Codexis under Patent Rights covering inventions jointly developed by IE and Codexis and, under the terms of this Agreement, owned by IE for any and all purposes expressly granted to Codexis under the terms of this Agreement.

ARTICLE 11

GENERAL PROVISIONS

11.1 Relationship of the Parties. The Parties shall perform their obligations under this Agreement as independent contractors and nothing contained in this Agreement shall be construed to make Codexis or IE partners, joint venturers, principals, representatives or employees of the other. Codexis and IE agree that this Agreement shall not constitute a partnership for tax purposes. In the event, however, that this Agreement was so construed, then Codexis and IE agree to be excluded from the

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

provisions of Subchapter K of the United States Internal Revenue Code of 1986, as amended.

11.2 Assignments. Except as expressly provided herein, neither this Agreement nor any interest hereunder may be assigned, nor any other obligation delegated, by a Party without the prior written consent of the other Party; provided, however, that each Party shall have the right to assign this Agreement without consent to an Affiliate of such Party or to any successor in interest to such Party by way of merger, consolidation or other business reorganization or the sale of all or substantially all of its assets. In the case of any permitted assignment to an Affiliate, the assignee shall assume all of the liabilities and obligations of the assigning Party under this Agreement and shall deliver an instrument in writing to each of the other Parties confirming its agreement to do so. Notwithstanding any such assignment and assumption of this Agreement, the assigning Party shall remain liable, and responsible for, the payment and performance of all such past, present and future liabilities and obligations. This Agreement shall be binding upon successors and permitted assigns of the Parties. Any assignment not in accordance with this Section 11.2 will be null and void.

11.3 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the express provisions of this Agreement.

11.4 International Trade Compliance. Each Party agrees to conduct its operations under the terms of this Agreement in compliance with all applicable import, export, reexport and foreign trade control statutes, laws, regulations, enactments, directives and ordinances of any governmental authority with jurisdiction over such operations then in effect (“International Trade Laws”) in connection with the performance of its obligations under this Agreement. Each Party shall be responsible for obtaining any necessary authorizations required by International Trade Laws applicable to any Party’s import, export, reexport or other foreign trade activity in connection with the performance of its obligations under this Agreement. The transfer of any material from a Party to any of the other Parties shall be conducted in accordance with the terms set forth on Schedule 2.4(b). Each Party will cause these terms to be imposed upon any Affiliate and Third Party from which Information, Technology, materials or services are procured for this Agreement, including any supplier or subcontractor. This Agreement does not constitute, and shall not be construed to constitute, an agreement by any Party to take or refrain from taking any action, which would constitute non-compliance with any International Trade Laws applicable to its operations under the terms of this Agreement.

11.5 Force Majeure. None of the Parties shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, war, terrorist acts, strike, flood, or governmental acts or restriction that is beyond the control of the respective Party. The Party affected by such force majeure will provide the other Parties with full particulars thereof as soon as it becomes aware of the same

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(including without limitation its best estimate of the likely extent and duration of the interference with its activities), and will use commercially reasonable efforts to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable. If the performance of any obligation under this Agreement is delayed owing to a force majeure for any continuous period of more than ninety (90) days, any of the Parties may terminate this Agreement by giving to the other Parties not less than ten (10) business days notice in writing. In the event of any force majeure event that delays the performance of a Party under this Agreement, the Term shall automatically be extended for the period of time that such performance is delayed. Notwithstanding anything to the contrary, the payment of money shall not be subject to this Section 11.5.

11.6 Captions. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

11.7 Rules of Construction. Each of the Parties acknowledge and agree that each of the Parties has had legal counsel review and participate in settling the terms of this Agreement and that any rule of construction to the effect that any ambiguity is to be resolved against the drafting Party shall not be applicable to the interpretation of this Agreement.

11.8 Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York, applicable to contracts entered into and to be performed wholly within the State of New York, excluding conflict of laws principles.

11.9 Dispute Resolution; Jurisdiction and Venue. Any controversy or claim (“Dispute”), whether based on contract, tort, statute or other legal or equitable theory (including without limitation but not limited to any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement including without limitation this clause) arising out of or related to this Agreement (including without limitation but not limited to any amendments, annexations, and extensions) or the breach thereof shall be settled by consultation between the Parties initiated by written notice of the Dispute to the other Parties. In the event such consultation does not settle the Dispute within thirty (30) days after written notice of such Dispute, subject to such extension or extensions as the Parties to the Dispute may stipulate in writing, then the Dispute shall be settled by binding arbitration in accordance with Schedule 11.9 hereof.

11.10 Notices and Deliveries. Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement will be in writing and will be deemed to have been sufficiently given on the date of receipt if delivered in person, transmitted by telecopier (receipt verified) or by express courier service (signature required) or five (5) days after it was sent by registered letter, return receipt requested (or its equivalent), provided that no postal strike or other disruption is then in effect or comes into effect within two (2) days after such mailing, to the Party to which it

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

is directed at its address or facsimile number shown below or such other address or facsimile number as such Party will have last given by notice to the other Parties.

If to Codexis, addressed to:

Codexis, Inc.

200 Penobscot Drive

Redwood City, CA 94063

Attention: Chief Executive Officer

Telephone: [*]

Fax: [*]

with a copy to:

Codexis, Inc.

200 Penobscot Drive

Redwood City, CA 94063

Attention: General Counsel

Telephone: [*]

Fax: [*]

If to IE, addressed to:

Iogen Energy Corporation

310 Hunt Club Road East

Ottawa, Ontario K1V 1C1

Canada

Attention: Chief Executive Officer

Telephone: [*]

Fax: [*]

If to Shell US, addressed to:

Shell Oil Products (US)

910 Louisiana Street

Houston, TX 77002

Attention: Sr. Business and JV Manager (Americas)

Telephone: [*]

Fax: [*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

with a copy to:

Shell Oil Company

Associate General Counsel, Intellectual Property Services

910 Louisiana Street

Houston, TX 77002

Fax: [*]

If to Shell Canada, addressed to:

Shell Chemicals Canada Limited

400 - 4th Avenue S.W.

P.O. Box 4280, Station ‘C’

Calgary, Alberta T2T 5Z5

Canada

Attention: [*]

Telephone: [*]

Fax: [*]

with a copy to:

Shell Oil Company

910 Louisiana Street

Houston, TX 77002

Attention: [*]

Telephone: [*]

Fax: [*]

11.11 No Consequential Damages. EXCEPT PURSUANT TO ARTICLE 9 AS TO DAMAGES CLAIMED BY A THIRD PARTY, IN NO EVENT WILL A PARTY OR ANY OF ITS RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE, OR CLAIMS OF CUSTOMERS OF ANY OF THEM OR OTHER THIRD PARTIES FOR SUCH DAMAGES.

11.12 Entire Agreement. This Agreement is the sole agreement with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings between the Parties with respect to same. For purposes of clarification, each of the Parties acknowledge and agree that the subject matter of this Agreement is separate from, and will not supersede, the subject matter of the Shell Agreements. In addition, to the extent that there is any conflict or inconsistency between

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the terms and conditions of this Agreement and the terms and conditions of any of the Shell Agreements, the terms of this Agreement shall govern.

11.13 Waiver. A waiver by a Party of any of the terms and conditions of this Agreement in any instance will not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement will be cumulative and none of them will be in limitation of any other remedy, right, undertaking, obligation or agreement of any of the Parties.

11.14 Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or of this Agreement. The Parties will make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.

11.15 Counterparts. This Agreement may be executed simultaneously in counterparts, any one of which need not contain the signature of more than one Party but both such counterparts taken together will constitute one and the same agreement.

11.16 Compliance with Laws. Each Party shall comply with all applicable statutes, laws, regulations, enactments, directives and ordinances and all injunctions, decisions, directives, judgments and orders of any governmental authority in effect at any time in connection with the performance of its obligations under this Agreement.

11.17 Amendment. No amendment of any provision of this Agreement shall be binding on a Party to this Agreement unless consented to in writing and signed by such Party. Signatures and writings in an electronic form do not constitute or create a writing signed by a Party.

[Signature page follows]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date, each copy of which will for all purposes be deemed to be an original.

CODEXIS, INC.

By:	/s/ Alan Shaw
Name:	Alan Shaw
Title:	President

IOGEN ENERGY CORP.

By:	/s/ Brian Foody
Name:	Brian Foody
Title:	President & CEO

EQUILON ENTERPRISES LLC DBA SHELL OIL PRODUCTS US

By:	/s/ T.N. Smith
Name:	T.N. Smith
Title:	President

SHELL CHEMICALS CANADA LIMITED

By:	/s/ Derric W. Ostapyk
Name:	Derric W. Ostapyk
Title:	President

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 1.62

SHELL BIOFUEL TECHNOLOGY TERMS

Notwithstanding anything to the contrary in this Agreement, the capitalized terms defined in this Schedule 1.62 shall apply to the corresponding capitalized terms in Section 1.62 of this Agreement only.

“Affiliate” means, in relation to any person, any other person that directly or indirectly controls, that is directly or indirectly controlled by, or that is under the direct or indirect common control of, such person (including, with respect to Shell only, any person that is directly or indirectly controlled by Royal Dutch Shell plc); provided, however, that (i) where one person controls another person, any other person controlled by the first such person shall be deemed to be an Affiliate (as defined in this Schedule 1.62) of the second person and (ii) any corporation in respect of which any person owns beneficially, directly or indirectly, more than fifty percent (50%) of such corporation’s voting securities, shall be deemed to be an Affiliate (as defined in this Schedule 1.62) of such person.

“Development Program” means the [*] development program undertaken by IE, comprising the elements described in Section 2.2 of the IE-Shell Canada [*] Agreement as approved, and amended from time to time in accordance with the terms and conditions of the IE-Shell Canada [*] Agreement.

“Enzyme Technology” means all Intellectual Property (as defined in this Schedule 1.62) pertaining or relating to processes, compositions or relevant research, development and operating know-how for the identification, evolution and production of [*] enzymes, including but not limited to all [*], whether naturally occurring or genetically enhanced, primarily for use in processes relating to [*] Technology (as defined in this Schedule 1.62), including evolved enzymes, [*] operating protocols, computer models, samples, assay procedures, experimental reports, analytical procedures and know-how relating to the operation of fermenters.

“[*] Technology” means all Intellectual Property (as defined in this Schedule 1.62) pertaining or relating to processes or processing steps for the conversion of feedstocks comprising primarily [*] to [*], including feedstock handling, feedstock preparation, feedstock pretreatment, enzymatic hydrolysis, acid hydrolysis, production of lignin by-products, [*] to produce [*] and any other [*] component, [*] to produce [*] and any other [*] component, [*] of [*] and [*] to produce [*] and any other [*] component and separation steps required in the manufacturing of [*], but excluding Enzyme Technology (as defined in this Schedule 1.62).

“IE Background Technology” means IE Technology (as defined in this Schedule 1.62) as of June 1, 2008.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

“IE Foreground Technology” means IE Technology (as defined in this Schedule 1.62) developed during the term of the IE-Shell Canada [*] Agreement.

“IE Grant-back Technology” means the Intellectual Property (as defined in this Schedule 1.62) licensed to IE pursuant to Section 5.1 of the IE-Shell Canada [*] Agreement and pursuant to licenses IE concludes with Third Parties (as defined in this Schedule 1.62).

“IE Technology” means the [*] Technology (as defined in this Schedule 1.62) and the Enzyme Technology (as defined in this Schedule 1.62) developed by IE and/or its Affiliates(as defined in this Schedule 1.62), or to which IE and/or its Affiliates (as defined in this Schedule 1.62) have sub-licensable rights; including IE Background Technology (as defined in this Schedule 1.62), IE Foreground Technology (as defined in this Schedule 1.62), and IE Grant-back Technology (as defined in this Schedule 1.62).

“Intellectual Property” means industrial and intellectual property, including all:

(a)	trade secrets, confidential information and know-how, including all unpatented inventions, formulae, processes, technology, technical information, inventor’s notes, unpublished studies and data, research designs, research results and notes, prototypes, drawings, design and construction specifications, production, operating and quality control manuals;

(b)	copyrights, including all copyrights in software;

(c)	industrial designs, design patents and other designs;

(d)	microbial strains and genetic material; and

(e)	patents;

and all registrations, applications for registration, reissues, extensions, renewals, divisions, continuations, continuations-in-part, proprietary information, documentation, licenses, registered user agreements and other agreements relating to the foregoing.

“Third Party” means any person other than IE, Shell Canada and [*], and their Affiliates (as defined in this Schedule 1.62).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

SCHEDULE 1.69

THIRD PARTY AGREEMENTS

Codexis:

[*]:

License Agreement, effective as of [*], by and between Codexis, Inc., and [*] and [*]

Maxygen:

License Agreement effective as of March 28, 2002, by and between Maxygen, Inc. and Codexis, Inc., as amended.

IE:

[*]:

License Agreement, effective as of [*], by and between [*] and Iogen Energy Corporation, as amended.

[*]:

License Agreement, effective as of [*], by and between Iogen Energy Corporation and [*].

[*]:

License Agreement, effective as of [*], by and between Iogen Energy Corporation and [*].

[*]:

Agreement, effective as of [*], by and between [*] and Iogen Corporation.

Agreement, effective as of [*], by and between [*], and Iogen Energy Corporation and Iogen Energy Canada Corporation.

Shell:

None as of the Effective Date

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

SCHEDULE 1.70

SPECIES OF [*]

•	Section 1 [*]:

•	[*]

•	Section 2 [*]:

•	[*]

•	Section 4 [*]:

•	[*]

•	Section 5 [*]:

•	[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

•	Section 6 [*]:

•	[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SCHEDULE 2.4(b)

TERMS OF MATERIALS TRANSFER

•	any and all material will be used under suitable containment conditions solely for studies in furtherance of the Program, and for not other purpose;

•	materials will not be transferred or provided to any Third Party without the prior written approval of the Party that originally provided such material;

•

the Party providing material shall provide the Party receiving such material with the applicable import and export classification relevant to the material. Should the provision of material involve a cross-border transfer, the Party providing the material will act as the exporter of record, as defined by International Trade Laws, and the Party receiving such material will act as the importer of record, as defined by International Trade Laws.

•

the Party that originally provided material shall retain all right, title and interest in and to such material and uses thereof, including but not limited to all right, title and interest in patents and other intellectual property rights relating to such material and, unless otherwise expressly provided under the terms of this Agreement or in writing by the Party that originally provided such material, no right or interest in or to material is granted or implied;

•

in the event that any invention is conceived and/or reduced to practice by a Party receiving material, the Party receiving such material will provide a written disclosure to the Party that originally provided such material describing such invention in detail reasonably adequate to characterize such invention;

•

ownership of any invention conceived and/or reduced to practice by a Party receiving material will be as set forth in Article 3 of this Agreement and, if not set forth in Article 3, will be owned by the Party that originally provided such material;

•

the Party receiving material shall indemnify and hold harmless the Party originally providing such material, its employees or agents from and against all loss or expense by reason of any liability imposed by law upon such providing Party;

•

THE PARTY PROVIDING MATERIAL PROVIDES NO WARRANTIES FOR THE MATERIALS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, AND SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON INFRINGEMENT

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SCHEDULE 4.4(e)

CODEXIS-[*] AGREEMENT DEFINITIONS

Notwithstanding anything to the contrary in this Agreement, the capitalized terms defined in this Schedule 4.4(e) shall apply to the corresponding capitalized terms in Sections 4.4(e) and 4.4(f) of this Agreement only, unless otherwise noted in such sections.

“Affiliate” means with respect to any Person, any other Person that is controlled by, controls, or is under common control with such first Person, as the case may be. For purposes of this paragraph only, the term “control” means (a) direct or indirect ownership of fifty percent (50%) or more of the voting interest in the entity in question, or fifty percent (50%) or more interest in the income of the entity in question; provided, however, that if local Law requires a minimum percentage of local ownership of greater than fifty percent (50%), control will be established by direct or indirect beneficial ownership of one hundred percent (100%) of the maximum ownership percentage that may, under such local Law, be owned by foreign interests, or (b) possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the entity in question (whether through ownership of securities or other ownership interests, by contract or otherwise).

“Law” means, individually and collectively, any and all laws, ordinances, orders, rules, rulings, directives and regulations of any kind whatsoever of any governmental, court or regulatory authority within the applicable jurisdiction.

“Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Improvement” means any invention comprising the composition of matter of, process of making, or methods of using (a) any [*] or [*] provided, directly or indirectly, by Codexis to IE or Shell or other [*] covered by a Valid Claim, (b) any gene, portion of any gene, protein, promoter, signal peptide, terminator, or integration site obtained from the [*] or [*] described in subsection (a) above, (c) any progeny, derivative, or modification of (a) or (b), or (d) any mixture of proteins in specified ratios produced using the [*] or [*] described in subsection (a), or a derivative or modification thereof. For purposes of clarification, notwithstanding anything to the contrary, “Improvement” does not include any invention that is (i) an enhancement, modification, or improvement of, or to, any [*], including without limitation any such [*] contained within the [*] or [*] described in subsection (a) above and/or covered by a Valid Claim except where the invention improves the [*] generally (which shall be included within Improvements), or (ii) Shuffling Technology.

“Shuffling Technology” means any and all techniques, methodologies, processes, materials and/or instrumentation, including without limitation any and all Patents,

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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know-how, confidential information and materials relating thereto, that, in each case, relates to the characterization, development and optimization of genes and proteins for commercial uses through the recombination and/or rearrangement and/or mutation of genetic material for the creation of genetic diversity, and generally applicable screening techniques, methodologies, or processes of using the resulting genetic material to identify potential usefulness.

“Patent” means all: (a) United States and foreign patents, re-examinations, reissues, renewals, extensions and term restorations, inventors’ certificates and counterparts thereof; and (b) pending applications for United States and foreign patents, including, without limitation, provisional applications, continuations, continued prosecution, divisional and substitute applications, and counterparts thereof.

“Valid Claim” means (a) any claim of an issued and unexpired patent within the Licensed Patents which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction in a decision that is not appealed or is unappealable, and which patent has not been disclaimed or admitted to be invalid or unenforceable through reissue or otherwise, or (b) a pending claim in a pending patent application within the Licensed Patents that has not been abandoned, finally rejected, or expired without the possibility of appeal or refiling.

“Licensed Patents” means (a) the Patents (as defined above) listed on Exhibit C of the Codexis-[*] License (a copy of which has been provided to IE and Shell as of the date hereof) and (b) any and all other Patents (as defined above) Controlled by [*] as of the [*] related to the [*], the [*] and/or any [*] (and the genes encoding the same) that are necessary or useful [*].

“Controlled” means, with respect to all or any portion of any gene, the gene itself, protein, compound, material, information or intellectual property right, that [*] owns or has a license to any portion of any such gene, the gene itself, protein, compound, material, information or intellectual property right and has the ability to grant to Codexis access, a license or a sublicense (as applicable) to any portion of any such gene, the gene itself, protein, compound, material, information or intellectual property right as provided for in the Codexis-[*] Agreement without violating the terms of any agreement or other arrangements with any Third Party.

“Third Party” means any Person other than [*], Codexis, or any Affiliate of either [*] or Codexis.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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“Term” shall mean the term of the Codexis-[*] Agreement (Codexis will provide notice to IE on the earlier of the expiration or termination of the [*] Agreement in accordance with Section 4.4(e)).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SCHEDULE 5.1(c)

PAYMENTS

ARTICLE I

DEFINITIONS

Capitalized terms in this Schedule 5.1(c) shall have the meanings set forth in Article 1 of this Agreement, with the following additions applicable to this Schedule 5.1(c):

Section 1.01 “First Royalty Sale” means a first transfer by IE or an IE Affiliate or a sublicensee of a Royalty-Bearing Product to (a) IE or an IE Affiliate (where IE or such IE Affiliate is the end-user of such Royalty-Bearing Product); or (b) a Third Party; or (c) Shell or a Shell Affiliate; in each case, in exchange for cash, or cash equivalent to which value can be assigned after production of the first (i) [*] of Royalty-Bearing Product in the Intermediates Field, and (ii) [*] of Royalty-Bearing Product in the Liquid Fuels Field, and (iii) [*] of Royalty-Bearing Product in the Lubricants Field, in each of (i), (ii) and (iii), by IE, an IE Affiliate, Shell, a Shell Affiliate and/or any of their respective sublicensees.

Section 1.02 “Index” means the [*]. In the event that such index becomes unavailable, the Parties will agree on an index to be used in substitution of such unavailable index within sixty (60) days after the date that such index is no longer available.

Section 1.03 “Intermediates Field” means that portion of the Fuels Field limited to the conversion of Biomass into fermentable sugars, such sugars to be converted into liquid fuel and/or liquid fuel additives and/or Lubricants. For purposes of clarification, the Intermediates Field shall not include the Liquid Fuels Field or the Lubricants Field.

Section 1.04 “Intermediates Royalty” has the meaning set forth in Section 2.01(a) of this Schedule 5.1(c).

Section 1.05 “Liquid Fuels Field” means that portion of the Fuels Field limited to the conversion of fermentable sugars derived from Biomass into liquid fuel and/or liquid fuel additives. For purposes of clarification, the Liquid Fuels Field shall not include the Lubricants Field.

Section 1.06 “Liquid Fuels Royalty” has the meaning set forth in Section 2.01(b) of this Schedule 5.1(c).

Section 1.07 “Lubricants Field” means that portion of the Fuels Field limited to the conversion of fermentable sugars derived from Biomass into Lubricants. For purposes of clarification, the Lubricants Field shall not include the Liquid Fuels Field.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Section 1.08 “Lubricants Royalty” has the meaning set forth in Section 2.01(c) of this Schedule 5.1(c).

Section 1.09 “Monthly Index Average” means the sum of the monthly values for the Index in the relevant period divided by the number of months in such period.

Section 1.10 “Royalty Adjustment Date” means the date of First Royalty Sale of the first Royalty-Bearing Product in the Fuels Field or each anniversary of such date, as the context requires.

Section 1.11 “Royalty-Bearing Product” means any product, the manufacture, use, offer for sale, sale or importation of which (a) uses IE Jointly Invented Research Technology, but does not use any Codexis Introduced Program Technology or any Codexis Research Technology, in the Fuels Field; or (b) uses Codexis Introduced Program Technology, and/or Codexis Research Technology, in the Fuels Field.

ARTICLE II

PAYMENT TERMS

Section 2.01 Consideration.

(a) Intermediates Royalty. IE shall pay to Codexis [*] per U.S. gallon of Royalty-Bearing Product, where such Royalty-Bearing Product is sold or transferred in exchange for cash or cash equivalent or other consideration to which value can be assigned for use in the Intermediates Field, by either IE or an IE Affiliate or an IE sublicensee to (i) IE or an IE Affiliate (where IE or such IE Affiliate is the end-user of such Royalty-Bearing Product); or (ii) a Third Party; or (iii) Shell or a Shell Affiliate; in each case, after the First Royalty Sale (in all cases, the “Intermediates Royalty”); provided that the Intermediates Royalty shall be adjusted on each Royalty Adjustment Date according to changes in the Index as set forth below:

(i) The initial adjustment shall be made on the date of First Royalty Sale of the first Royalty-Bearing Product in the Fuels Field by multiplying the initial Intermediates Royalty by (A/B), where A = the Monthly Index Average during the most recent twelve (12) month period for which final, corrected data are available preceding the date of First Royalty Sale of such first Royalty-Bearing Product in the Fuels Field, and B = the Monthly Index Average between November 1, 2007 and the most recent date for which final, corrected data are available prior to the date of First Royalty Sale of such Royalty-Bearing Product.

(ii) After the year following the date of First Royalty Sale of the first Royalty-Bearing Product in the Fuels Field, the Intermediates Royalty shall be adjusted annually on each Royalty Adjustment Date by multiplying the then-current Intermediates Royalty by (X/Y), where X = the Monthly Index Average during the most recent twelve (12) month period preceding such Royalty Adjustment Date for which final, corrected data are available, and Y = the Monthly Index Average for the twelve

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(12) month period beginning sixteen (16) months prior to such Royalty Adjustment Date and ending twenty-seven (27) months prior to such Royalty Adjustment Date.

The adjustments to the Intermediates Royalty shall be rounded to the nearest [*]. The Intermediates Royalty obtained after each adjustment shall be the Intermediates Royalty due from the applicable Royalty Adjustment Date until the subsequent Royalty Adjustment Date.

By way of example, if the Monthly Index Average during the twelve (12) month period preceding the date of First Royalty Sale of the first Royalty-Bearing Product in the Fuels Field for which final, corrected data are available equals two hundred twenty (220) and the Monthly Index Average between November 1, 2007 and the most recent date for which final, corrected data are available prior to the date of First Royalty Sale of such Royalty-Bearing Product equals two hundred (200), then the Intermediates Royalty shall be adjusted by an amount equal to two hundred twenty divided by two hundred (220/200), or one point one (1.1), such that the Intermediates Royalty for the subsequent twelve (12) month period shall equal [*] per U.S. gallon of Royalty-Bearing Product in the Intermediates Field times one point one (1.1), or [*] per U.S. gallon of Royalty-Bearing Product in the Intermediates Field.

By way of further example, if the Monthly Index Average during the most recent twelve (12) month period preceding the subsequent Royalty Adjustment Date for which final, corrected data are available equals two hundred nine (209), and the Monthly Index Average for the twelve (12) month period beginning sixteen (16) months prior to such Royalty Adjustment Date and ending twenty-seven (27) months prior to such Royalty Adjustment Date equals two hundred twenty (220), then on such Royalty Adjustment Date the Intermediates Royalty shall be adjusted by an amount equal to two hundred nine divided by two hundred twenty (209/220), or zero point nine five (0.95), such that, if the Intermediates Royalty on such Royalty Adjustment Date is equal to [*] per U.S. gallon, the Intermediates Royalty for the subsequent twelve (12) month period shall equal [*] per U.S. gallon of Royalty-Bearing Product in the Intermediates Field times zero point nine five (0.95), or [*] per U.S. gallon of Royalty-Bearing Product in the Intermediates Field.

(b) Liquid Fuels Royalty. Subject to the last sentence of this paragraph, IE shall pay to Codexis [*] per U.S. gallon of Royalty-Bearing Product, where such Royalty-Bearing Product is sold or transferred in exchange for cash or cash equivalent or other consideration to which value can be assigned for use in the Liquid Fuels Field, by either IE or an IE Affiliate or a sublicensee to (i) IE or an IE Affiliate (where IE or such IE Affiliate is the end-user of such Royalty-Bearing Product); or (ii) a Third Party; or (iii) Shell or a Shell Affiliate; in each case, after the First Royalty Sale (in all cases, the “Liquid Fuels Royalty”). Notwithstanding the foregoing, IE and Codexis acknowledge and agree that as of the Effective Date, (A) there is insufficient data available to definitively determine the appropriate royalty rate for the manufacture, use, offer for sale, sale or importation of Royalty-Bearing Product(s) in the Liquid Fuels Field and (B) Codexis and Shell US have therefore agreed to engage in good faith negotiations regarding such royalty on or before [*]. In the event that Codexis and Shell US agree on a different rate for such royalty, Codexis and Shell US shall provide written notice

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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thereof to IE and such different royalty rate shall be deemed to be the Liquid Fuels Royalty for purposes of this Section 2.01(b) of this Schedule 5.1(c); provided, however, that, if Codexis and Shell US are unable to agree upon the Liquid Fuels Royalty after such negotiations, the royalty rate shall equal [*] per U.S. gallon of Royalty-Bearing Product; provided, further, that the Liquid Fuels Royalty shall be adjusted on each Royalty Adjustment Date according to changes in the Index as set forth below.

(i) The initial adjustment shall be made on the date of First Royalty Sale of the first Royalty-Bearing Product in the Fuels Field by multiplying the initial Liquid Fuels Royalty by (A/B), where A = the Monthly Index Average during the most recent twelve (12) month period for which final, corrected data are available preceding the date of First Royalty Sale of such first Royalty-Bearing Product in the Fuels Field, and B = the Monthly Index Average between November 1, 2007 and the most recent date for which final data are available prior to the date of First Royalty Sale of such Royalty-Bearing Product.

(ii) After the year following the date of First Royalty Sale of the first Royalty-Bearing Product in the Fuels Field, the Liquid Fuels Royalty shall be adjusted annually on each Royalty Adjustment Date by multiplying the then-current Liquid Fuels Royalty by (X/Y), where X = the Monthly Index Average during the most recent twelve (12) month period preceding such Royalty Adjustment Date for which final, corrected data are available, and Y = the Monthly Index Average for the twelve (12) month period beginning sixteen (16) months prior to such Royalty Adjustment Date and ending twenty-seven (27) months prior to such Royalty Adjustment Date.

The adjustments to the Liquid Fuels Royalty shall be rounded to the nearest [*]. The Liquid Fuels Royalty obtained after each adjustment shall be the Liquid Fuels Royalty due from the applicable Royalty Adjustment Date until the subsequent Royalty Adjustment Date.

By way of example, if the Monthly Index Average during the twelve (12) month period preceding the date of First Royalty Sale of the first Royalty-Bearing Product in the Fuels Field for which final, corrected data are available equals two hundred twenty (220) and the Monthly Index Average between November 1, 2007 and the most recent date for which final, corrected data are available prior to the date of First Royalty Sale of such Royalty-Bearing Product equals two hundred (200), then the Liquid Fuels Royalty shall be adjusted by an amount equal to two hundred twenty divided by two hundred (220/200), or one point one (1.1), such that the Liquid Fuels Royalty for the subsequent twelve (12) month period shall equal [*] per U.S. gallon of Royalty-Bearing Product in the Liquid Fuels Field times one point one (1.1), or [*] per U.S. gallon of Royalty-Bearing Product in the Liquid Fuels Field.

By way of further example, if the Monthly Index Average during the most recent twelve (12) month period preceding the subsequent Royalty Adjustment Date for which final, corrected data are available equals two hundred nine (209), and the Monthly Index Average for the twelve (12) month period beginning sixteen (16) months prior to such Royalty Adjustment Date and ending twenty-seven (27) months prior to such Royalty Adjustment Date equals two hundred twenty (220), then on such Royalty Adjustment

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Date the Liquid Fuels Royalty shall be adjusted by an amount equal to two hundred nine divided by two hundred twenty (209/220), or zero point nine five (0.95), such that, if the Liquid Fuels Royalty on such Royalty Adjustment Date is equal to [*] per U.S. gallon, the Liquid Fuels Royalty for the subsequent twelve (12) month period shall equal [*] per U.S. gallon of Royalty-Bearing Product in the Liquid Fuels Field times zero point nine five (0.95), or [*] per U.S. gallon of Royalty-Bearing Product in the Liquid Fuels Field.

(c) Lubricants Royalty. IE and Codexis acknowledge and agree that (i) as of the Effective Date, there is insufficient data available to definitively determine the appropriate royalty rate for the manufacture, use, offer for sale, sale or importation of Royalty-Bearing Product(s) in the Lubricants Field and (ii) Codexis and Shell US have therefore agreed to engage in good faith negotiations regarding such royalty. Upon agreement of such royalty rate between Codexis and Shell US (including without limitation any periodic adjustments in such royalty rate, if applicable), Codexis and Shell US shall provide written notice thereof to IE and such royalty rate shall be deemed to be the royalty that IE shall pay to Codexis for each Royalty-Bearing Product in the Lubricants Fields, where such Royalty-Bearing Product is sold or transferred in exchange for cash or cash equivalent or other consideration to which value can be assigned for use in the Lubricants Field, by either IE or an IE Affiliate or an IE sublicensee to (A) IE or an IE Affiliate (where IE or such IE Affiliate is the end-user of such Royalty-Bearing Product); or (B) a Third Party; or (C) Shell or a Shell Affiliate; in each case, after the First Royalty Sale (in all cases, the “Lubricants Royalty”).

(d) Notice of First Royalty Sale. IE shall notify Codexis promptly, in writing, of the date of the First Royalty Sale for each Royalty-Bearing Product and, in the case where such First Royalty Sale is made by a sublicensee of IE or an IE Affiliate, the identity of such sublicensee.

(e) Late Payment Interest. Any payment due and payable to Codexis under the terms and conditions of this Schedule 5.1(c) made by IE after the date such payment is due to be paid shall bear interest as of the day after the date such payment was due to be paid and shall continue to accrue such interest until payment of the amount due is made. The interest rate to be applied to any payment not paid when due shall be equal to the lesser of either (i) two percent (2%) above the prime rate as reported by Citibank, New York, New York, or, if Citibank, New York, ceases to report a prime rate, a mutually acceptable commercial bank, on the date such payment was due to be paid, or (ii) the maximum rate permitted by applicable law on such date, and shall apply until the date that payment is issued by IE to Codexis.

Section 2.02 Payment Term. Unless otherwise terminated as provided herein, IE’s payment obligations to Codexis pursuant to this Schedule 5.1(c) shall continue:

(a) In the Intermediates Field until the later of (i) twenty (20) years after the First Royalty Sale of a Royalty-Bearing Product in the Intermediates Field or (ii) the expiration of the last to expire patent included in the Codexis Introduced Program Technology, the Codexis Research Technology and the IE Jointly Invented Research Technology;

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b) In the Liquid Fuels Field until the later of (i) twenty (20) years after the First Royalty Sale of a Royalty-Bearing Product in the Liquid Fuels Field or (ii) the expiration of the last to expire patent included in the Codexis Introduced Program Technology, the Codexis Research Technology and the IE Jointly Invented Research Technology; and

(c) In the Lubricants Field until the later of (i) twenty (20) years after the First Royalty Sale of a Royalty-Bearing Product in the Lubricants Field or (ii) the expiration of the last to expire patent included in the Codexis Introduced Program Technology, the Codexis Research Technology and the IE Jointly Invented Research Technology;

provided, however, termination of the payment term or expiration of the last to expire patent in any Codexis Introduced Program Technology, Codexis Research Technology or IE Jointly Invented Research Technology shall have no effect on any license granted in this Agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SCHEDULE 11.9

ARBITRATION RULES

1. Initiation of Arbitration. Upon notice by any Party to this Agreement to the others (a “Notice to Arbitrate”), any Dispute under this Agreement shall be resolved by arbitration to be held in accordance with the then current Comprehensive Arbitration Rules and Procedures (“Rules”) of JAMS (“Arbitration Authority”) and this provision. The arbitration shall be held in Denver, Colorado and, unless otherwise agreed by the Parties, all proceedings, hearings and steps in the arbitration shall take place in Denver, Colorado. The language to be used in the arbitration proceedings shall be English.

2. Composition and Selection of Arbitral Tribunal. The arbitral tribunal (the “Arbitral Tribunal”) shall be composed of one (1) arbitrator, to be selected as follows. Within five (5) business days following delivery of a Notice to Arbitrate, each Party involved in the dispute shall submit to the Arbitration Authority a one-page summary of the dispute. Promptly thereafter, the Arbitration Authority shall prepare a list of ten (10) prospective arbitrators (the “Arbitration List”), each of whom shall be independent of the Parties (including any Party that is not involved in the dispute) and shall have appropriate expertise relating to the subject matter of the dispute. The Parties agree that an arbitrator does not have to be based in Denver to be eligible for inclusion on the Arbitration List. Each Party involved in the arbitration shall be entitled to strike the names of two persons from the Arbitration List by identifying such names to the Arbitration Authority within ten (10) business days following such Party’s receipt of the Arbitration List. Promptly after the Parties have exercised (or declined to exercise) their rights to strike names from the Arbitration List, the Arbitration Authority shall appoint the sole arbitrator from the arbitrators who have not been stricken by any of the Parties to the dispute.

3. Confidentiality of Proceedings. The arbitration proceedings shall be deemed the Confidential Information of all Parties involved in the arbitration and shall be treated by each Party in accordance with Article 7 of the Agreement. Subject to the requirements and limitations of Article 7 of the Agreement, any Confidential Information provided by a Party during the arbitration or by any witness presented by such Party shall be treated as the Confidential Information of the disclosing Party and no Party shall disclose or use such Confidential Information beyond the scope of the arbitration proceeding.

4. Powers of Arbitral Tribunal. By submitting to arbitration under these Rules, the Parties shall be taken to have conferred on the Arbitral Tribunal the subject matter jurisdiction and powers set out in this Schedule 11.8. The Arbitral Tribunal will exercise subject matter jurisdiction and the powers as provided in the Rules and this Schedule 11.8. Without limiting the powers of the Arbitral Tribunal, the Parties agree that the Arbitral Tribunal may:

(a) proceed in the arbitration even if a Party to the arbitration fails or refuses to comply with the Rules or with the Arbitral Tribunal’s orders or directions, or to attend any meeting or hearing, but only after giving that Party written notice that the Arbitral Tribunal intends to do so;

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b) receive and take into account such written and oral evidence, including without limitation, written interrogatories, tendered by the Parties to the arbitration as the Arbitral Tribunal determines is relevant, whether or not strictly admissible in law;

(c) order the Parties to the arbitration and their Affiliates to produce to the Arbitral Tribunal, and to each other for inspection, and to supply copies of, any documents or classes of documents in the possession or control of such Party or any of their Affiliates which the Arbitral Tribunal determines to be relevant (taking into account such submissions of the Parties as the Arbitral Tribunal may determine to hear); and

(d) order the Parties to the arbitration and their Affiliates to preserve evidence in any manner the Arbitral Tribunal may determine to be necessary, including by way of the preservation or storage of any property, documents or things under the control of the Parties.

5. Awards. The arbitrator(s) shall determine the claim of the Parties and render a final award in accordance with the substantive law of the State of New York, excluding the conflicts provisions of such law. The Arbitral Tribunal shall render an opinion within fifteen (15) business days after the final hearing before the Arbitral Tribunal, and within six (6) months from the appointment of the Arbitral Tribunal, whichever occurs last; provided, however, that this six-month deadline may be extended by agreement of the Parties to the arbitration or upon an express finding by the Arbitral Tribunal that it would be impracticable to meet this deadline. Any and all awards of the Arbitral Tribunal shall be made in writing in accordance with the Rules and shall be final and binding on the Parties. The Arbitral Tribunal shall set forth the reasons for the award in writing. Each of the Parties expressly excludes all and any rights of appeal from all and any awards. Any award may be entered or enforced in any court of competent jurisdiction against a Party named in the award. All and any awards may include an award of costs (including, without limitation, the fees of counsel and any other professional advisors retained by the Parties in connection with the dispute), which shall be fixed by the Arbitral Tribunal. The terms of this Schedule 11.8 shall not limit any obligations of a Party to defend, indemnify or hold harmless another Party against court proceedings or other claims, losses damages or expenses. Notwithstanding anything herein to the contrary, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the decision of the arbitrator on the ultimate merits of any dispute.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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